UNITED STATES
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SCHEDULE 14A
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CMS Energy Corporation

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SEC 1913 (02-02)

CMS ENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2009

To Fellow Shareholders of CMS Energy Corporation:

Our annual meeting of shareholders of CMS Energy Corporation (the “Corporation”) will be held on Friday, May 22, 2009, at 9:00 A.M., Eastern Daylight Saving Time, at our corporate headquarters located at One Energy Plaza, Jackson, Michigan 49201. The purposes of the annual meeting are to:

(1)	Elect eleven members to the Corporation’s Board of Directors;

(2)	Consider a proposal to ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit the Corporation’s consolidated financial statements for the year ending December 31, 2009;

(3)	Consider a proposal to approve the Corporation’s Amended Performance Incentive Stock Plan;

(4)	Consider a proposal to approve the performance measures used in the Corporation’s Bonus Plan;

(5)	Consider a proposal to approve an amendment to the Corporation’s Restated Articles of Incorporation to provide that in uncontested elections director nominees be elected by the affirmative vote of a majority of votes cast, with a plurality vote standard retained for contested director elections (when the number of director nominees exceeds the number of Board seats); and

(6)	Transact such other business as may properly come before the annual meeting.

The Board of Directors recommends a vote “FOR” proposals 1 through 5. The proxy holders will use their discretion on other matters that may arise at the annual meeting.

Our annual report to the shareholders for the year 2008, including the Form 10-K with our consolidated financial statements, has been furnished to you.

All shareholders are invited to attend our annual meeting. If you were a shareholder of record at the close of business on March 27, 2009, you are entitled to vote. Every vote is important. Please vote using a touch-tone telephone, the Internet, or by signing and returning the enclosed proxy card. You can help minimize our costs by promptly voting via telephone or the Internet.

By Order of the Board of Directors

Catherine M. Reynolds
Corporate Secretary

CMS Energy Corporation
One Energy Plaza
Jackson, Michigan 49201

April 10, 2009

Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on May 22, 2009.

The proxy statement and annual report to shareholders are available at: www.cmsenergy.com.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING	Page 1
CORPORATE GOVERNANCE	Page 4
Background	Page 4
Board of Directors	Page 4
Director Independence	Page 4
Majority Voting Policy	Page 5
Codes of Ethics	Page 5
Director Communication Process	Page 6
Related Party Transactions	Page 6
Board and Committee Information	Page 6
PROPOSAL 1: ELECT ELEVEN MEMBERS TO THE CORPORATION’S BOARD OF DIRECTORS	Page 11
VOTING SECURITY OWNERSHIP	Page 13
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	Page 14
COMPENSATION DISCUSSION AND ANALYSIS	Page 14
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT	Page 22
COMPENSATION TABLES	Page 22
REPORT OF THE AUDIT COMMITTEE	Page 33
FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Page 34
PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	Page 34
PROPOSAL 3: APPROVE THE CORPORATION’S AMENDED PERFORMANCE INCENTIVE STOCK PLAN	Page 35
PROPOSAL 4: APPROVE THE PERFORMANCE MEASURES USED IN THE CORPORATION’S BONUS PLAN	Page 38
PROPOSAL 5: APPROVE AN AMENDMENT TO THE CORPORATION’S RESTATED ARTICLES OF INCORPORATION	Page 39
2010 PROXY STATEMENT INFORMATION	Page 40
Appendix A: Performance Incentive Stock Plan, as amended	Page 41

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING

The Board of Directors of CMS Energy Corporation (“CMS” or the “Corporation”) solicits your proxy for our annual meeting of shareholders. We are first mailing this proxy statement and the enclosed proxy card to shareholders on or about April 10, 2009.

The terms “we” and “our” as used in this proxy statement generally refer to CMS Energy Corporation and its collective affiliates, including its principal subsidiary Consumers Energy Company (“Consumers”). While established, operated and regulated as separate legal entities and publicly traded companies, CMS and Consumers historically have had the same individuals serve as members of both Boards of Directors and Committees of the Board, adopted coordinated director and executive compensation arrangements and plans as well as auditing relationships. The two companies also historically have significant overlap in executive management. Thus, in certain contexts in this proxy statement, the terms “our” and “we” refer to each of CMS and Consumers and satisfy their respective disclosure obligations. In addition, the disclosures frequently reference “Boards” and “Committees” and similar plural presentations to reflect these parallel structures of CMS and Consumers.

Q:	What are the purposes of this annual meeting?

A:	At the meeting, our shareholders will be asked to:

(1) Elect eleven members to the Corporation’s Board of Directors. The nominees are: Merribel S. Ayres, Jon E. Barfield, Richard M. Gabrys, David W. Joos, Philip R. Lochner, Jr., Michael T. Monahan, Joseph F. Paquette, Jr., Percy A. Pierre, Kenneth L. Way, Kenneth Whipple and John B. Yasinsky (see Proposal 1 found later in this proxy statement);

(2) Ratify the appointment of PricewaterhouseCoopers LLP as the Corporation’s independent public accounting firm for the year 2009 (see Proposal 2 found later in this proxy statement);

(3) Consider a proposal to approve the Corporation’s Amended Performance Incentive Stock Plan;

(4) Consider a proposal to approve the performance measures used in the Corporation’s Bonus Plan;

(5) Consider a proposal to approve an amendment to the Corporation’s Restated Articles of Incorporation to provide that in uncontested elections director nominees be elected by the affirmative vote of a majority of votes cast, with a plurality vote standard retained for contested director elections (when the number of director nominees exceeds the number of Board seats); and

(6) Transact such other business as may properly come before the annual meeting. The Board of Directors knows of no other matters that might be presented to the meeting except matters incident to the conduct of the meeting. However, if any other matters (including matters incident to the conduct of the meeting) do come before the meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

Q:	Who is entitled to vote at the annual meeting?

A:	Only shareholders of record at the close of business on March 27, 2009 are entitled to vote at the annual meeting. As of March 27, 2009, the Corporation’s outstanding securities entitled to vote at the annual meeting consisted of a total of xxx,xxx,xxx shares of Common Stock ($.01 par value). Each outstanding share is entitled to one vote on all matters that come before the annual meeting. All shares represented by valid proxies will be voted at the annual meeting.

Q:	What is the difference between a shareholder of record and a “street name” holder?

A:	If your shares are registered directly in your name you are considered the shareholder of record for those shares.

If your shares are held in a stock brokerage account or by a bank or other nominee you are considered the beneficial owner of the shares and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank or other nominee how to vote their shares using the method described under “How do I vote my shares?” below. If you hold your shares in a brokerage account but you fail to return your voting instruction card to your broker, stock exchange rules will determine whether your broker may vote your shares without first receiving instructions from you on an item being presented to shareholders for approval at the annual meeting.

Q:	Who may attend the annual meeting and are there any requirements I must meet in order to attend the meeting in person?

A:	Any shareholder of record as of March 27, 2009 may attend. You will be asked to register upon arrival at the meeting and will be required to present a form of photo identification (such as a driver’s license) prior to being admitted to the meeting. If your shares are held in street name and you plan to attend the meeting you must bring your most recent brokerage statement of account for evidence of ownership.

Q:	How do I vote my shares?

A:	If you hold your shares in your own name as a shareholder of record, you may vote by telephone, through the Internet, by mail or by casting a ballot in person at the annual meeting.

• To vote by telephone or through the Internet, follow the instructions attached to your proxy card.

• To vote by mail, complete your proxy card, sign and date it, and return it in the enclosed, postage-paid envelope.

You can help minimize our costs by promptly voting via telephone or the Internet.

If your shares are voted by proxy, the shares will be voted as you instruct. If you sign and return your proxy card, but do not give any specific voting instructions on your proxy card, your shares will be voted as the Board recommends. Your shares will also be voted as recommended by the Board, in its discretion, on any other business that is properly presented for a vote at the meeting.

If your shares are held in street name, you must vote your shares in the manner prescribed by your brokerage firm, bank or other nominee. Your brokerage firm, bank or other nominee should provide a voting instruction form for you to use in directing it how to vote your shares.

Q:	Can I change my vote after I have voted or can I revoke my proxy?

A:	Yes. If you are a shareholder of record, you can revoke your signed proxy card at any time before it is voted at the annual meeting, either by signing and returning a proxy card with a later date or by attending the annual meeting in person and changing your vote prior to the start of the meeting. If you have voted your shares by telephone or the Internet, you can revoke your prior telephone or Internet vote by recording a different vote, or by signing and returning a proxy card dated as of a date later than your last telephone or Internet vote.

If you are the beneficial owner of your shares, you may submit new voting instructions to your broker, bank or other nominee.

Q:	Is my vote confidential?

A:	Yes, CMS shareholder voting is confidential (except as may become necessary to meet applicable legal requirements or in the event a proxy solicitation in opposition to the election of the Corporation’s Board nominees is initiated). This is true for all beneficial holders. Confidentiality of the proxy voting process means:

• Anyone who has access to voting information will not discuss how any individual shareholder votes;

• Proxy cards and proxy forms are to be kept in a secure area so that no one has access to them except for the persons assigned to handle and tabulate the proxies;

• Whether a shareholder has or has not voted is confidential, just as is how a shareholder votes;

• Any comments provided by shareholders are confidential. Certain specific comments and summaries of comments are provided to management, the Boards, or appropriate Committees of the Boards, but there is no disclosure of who made the comments;

• Proxy voting tabulations will be provided to management and to others as appropriate, but the results provided will be only totals and meaningful subtotals; and

• The confidentiality policy discussed above relates to all beneficial holders, although banks and brokers who hold shares on behalf of others will continue to be subject to proxy solicitation rules as is standard in the industry.

Q:	What constitutes a quorum at the annual meeting?

A:	The presence of the holders of a majority of the outstanding shares of common stock in person or by proxy at the annual meeting will constitute a quorum, which is needed to transact any business.

Q:	How are votes counted for each item?

A:	The determination of approval of corporate action by the shareholders is based on votes “for” and “against” (or “withhold authority” in the context of the election of directors). In general, abstentions are not counted as “against” or “withhold authority” votes but are counted in the determination of a quorum. However, with respect to Proposal 5 below, abstentions will have the same effect as negative votes (even though it may not have been the intent of the person voting or giving the proxy to vote against such proposal).

With respect to Proposal 1 below, the election of each director requires approval from a plurality of the shares voted. On Proposals 2, 3, and 4, approval requires votes “for” by a majority of the shares voted. On Proposal 5, approval requires votes “for” by a majority of outstanding shares of CMS Common Stock.

Although Michigan law provides for the election of directors by a plurality of voted shares as described above, the CMS Board of Directors adopted a majority voting policy in order to offer our shareholders a meaningful alternative to plurality voting. Under this policy, any director nominee who receives less than a majority of the votes cast by our shareholders shall tender his or her resignation for a determination by disinterested members of the Board whether to accept or decline that director’s resignation. This policy is described in greater detail later in this proxy statement under the heading CORPORATE GOVERNANCE — Majority Voting Policy.

Under the New York Stock Exchange, Inc. (“NYSE”) listing standards, if your broker, bank or other nominee holds your shares in its name and does not receive voting instructions from you, your broker, bank or other nominee has discretion to vote these shares on certain “routine” matters, including the election of directors and the ratification of the independent registered public accounting firm. However, on non-routine matters, such as the approval of equity compensation plans (voting proposal 3), your broker, bank or other nominee must receive voting instructions from you, as they do not have discretionary voting power for that particular item. These “broker discretionary votes” on both routine and non-routine matters are counted toward establishing a quorum. On “routine” matters, broker discretionary votes are counted toward determining the outcome on that “routine” matter.

Q:	What is “householding” and how does it affect me?

A:	The Securities and Exchange Commission (“SEC”) permits us to deliver a single copy of the annual report and proxy statement to shareholders who have the same address and last name. Each shareholder will continue to receive a separate proxy card. This procedure, called “householding,” will reduce the volume of duplicate information you receive and reduce our printing and postage costs. A shareholder wishing to receive a separate annual report or proxy statement can notify CMS at the address or telephone number below. Similarly, shareholders currently receiving multiple copies of these documents can request the elimination of duplicate documents by contacting our Investor Services Department, One Energy Plaza, Jackson, Michigan 49201, telephone 517-788-1868.

Q:	Can I access CMS’ proxy materials via the Internet rather than receiving them in printed form?

A:	Yes. We offer shareholders of record the opportunity to access the proxy materials over the Internet rather than in printed form. You may access these materials at the following Internet address: www.cmsenergy.com. This gives shareholders faster delivery of these documents and saves CMS and its shareholders the cost of printing and mailing these materials.

Q:	Who pays the cost of soliciting proxies?

A:	The cost of solicitation of proxies will be borne by CMS. Proxies may be solicited by officers and other employees of CMS or its subsidiaries or affiliates, personally or by telephone, facsimile, Internet, or mail. We have arranged for Morrow & Co., LLC, 470 West Avenue, Stamford, CT 06902, to solicit proxies in such manner, and it is anticipated that the cost of such solicitations will amount to approximately $10,000, plus incidental expenses. We may also reimburse brokers, dealers, banks, voting trustees or other record holders for postage and other reasonable expenses of forwarding the proxy material to the beneficial owners of CMS Common Stock held of record by such brokers, dealers, banks, voting trustees or other record holders.

Q:	How does a shareholder recommend a person for election to the Boards of Directors for the 2009 annual meeting?

A:	Shareholders can submit recommendations of nominees for election to the Boards of Directors. Shareholders’ recommendations will be provided to the Governance and Public Responsibility Committees for consideration. The information that must be included and the procedures that must be followed by a shareholder wishing to recommend a director candidate for the Boards’ consideration are the same as the information that would be required to be included and the procedure that would be required to be followed under our Bylaws if the shareholder wished to nominate that candidate directly. You may access the Bylaws at www.cmsenergy.com/corporategovernance. Accordingly, any recommendation submitted by a shareholder regarding a director candidate must be submitted within the time frame provided in the Bylaws for director nominations and must include (a) a statement from the proposed nominee that he or she has consented to the submission of the recommendation and (b) such other information about the proposed nominee that would be required by our Bylaws to be included in a notice to CMS were the shareholder intending to nominate such proposed nominee directly. Shareholders should send their written recommendations of nominees c/o the Corporate Secretary, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, MI 49201.

CORPORATE GOVERNANCE

Background

The CMS and Consumers Boards of Directors have adopted Corporate Governance Principles (the “Principles”) that contain long-standing corporate and Board practices as well as SEC and NYSE standards. The Principles detail the role of the Boards and their Committees, the selection and role of the Chief Executive Officer (“CEO”), the composition and meeting procedures of the Boards and their Committees, as well as Board and Committee compensation and self-evaluation guidelines. The Boards have adopted Charters for each of their standing Committees, except the Executive Committees, that detail their purposes and duties, composition, meetings, resources and authority as well as other aspects of Committee activities The Governance and Public Responsibility Committees are responsible for overseeing and reviewing the Principles at least annually, and recommending any proposed changes to the Boards for approval. Each Committee also reviews its Charter annually and recommends changes to the Governance and Public Responsibility Committee for review and recommendation to the Boards for approval.

The current versions of our Principles, the Charters of our standing Committees (other than the Executive Committees), and other corporate governance information, including our Employee and Director Codes of Conduct are available through our Website at www.cmsenergy.com/corporategovernance. We will provide this information in hardcopy form to any shareholder who requests it.

Boards of Directors

The Boards provide oversight with respect to our overall performance, strategic direction and key corporate policies. They approve major initiatives, advise on key financial and business objectives, and monitor progress with respect to these matters. Members of the Boards are kept informed of our business by various reports and documents provided to them on a regular basis, including operating and financial reports made at Board and Committee meetings by our CEO, Chief Financial Officer (“CFO”) and other officers. The Boards have five standing committees, the principal responsibilities of which are described later in this document.

Director Independence

In accordance with NYSE standards and the Principles adopted by the Boards, a majority of the directors of each Board must be independent. A director is independent if the Boards affirmatively determine that he or she has no material relationships with CMS or Consumers and otherwise satisfies the independence requirements of the NYSE and our more stringent director independence guidelines included in our Principles posted at www.cmsenergy.com/corporategovernance. A director is “independent” under the NYSE listing standards if the Boards affirmatively determine that the director has no material relationship with CMS or Consumers directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers. The Boards have established categorical standards to assist them in determining director independence. According to these standards, a director is independent if:

•	The director has no material relationship with CMS or Consumers (either directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers);

•	During the last three years, the director has not been an employee of CMS or Consumers, and an immediate family member of the director is not, and has not been within the last three years, an officer of CMS or Consumers;

•	During the last three years, the director or his or her immediate family member has not received more than $25,000 in direct compensation during any twelve-month period from CMS or Consumers other than payments for Board and Committee service or pensions or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	The director or his or her immediate family member is not a current partner of a firm that is the internal or external auditor of CMS or Consumers; the director is not a current employee of such a firm; the director does not have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and the director or an immediate family member was not within the last three years a partner or employee of such a firm and personally worked on the audit of CMS or Consumers within that time;

•	The director or his or her immediate family member is not, and has not been within the last three years, employed as an officer by another company where any of the present officers of CMS or Consumers at the same time serves or served on that company’s compensation committee; and

•	The director is not a current employee, and his or her immediate family member is not a current executive officer, of an entity that has made payments to or received payments from CMS or Consumers in an amount which exceeds the greater of $1 million, or 2% of the consolidated gross revenues of such other entity or CMS or Consumers in any of the last three fiscal years.

The Boards undertook their annual review of director and committee member independence, including a review of each director’s charitable affiliations vis-à-vis CMS and Consumers charitable contributions, including matching contributions, at their March 2009 meetings. During this review, the Boards considered any transactions, relationships or arrangements as required by the director independence guidelines included in our Principles of each non-employee director. The Boards concluded that except for Mr. Whipple, the non-employee directors had no material relationships with either CMS or Consumers directly or as a partner, shareholder or officer of an organization that has a relationship with CMS or Consumers. With respect to Mr. Whipple, the Boards considered the payment in 2007 of certain phantom stock units (which Mr. Whipple was awarded in 2004 while CEO) and determined that, based on those payments, they would not consider Mr. Whipple to be independent for governance purposes at this time. The Boards affirmed the “independent” status (in accordance with the listing standards of NYSE and the Principles) of each of the following nine directors: Merribel S. Ayres, Jon E. Barfield, Richard M. Gabrys, Philip R. Lochner, Jr., Michael T. Monahan, Joseph F. Paquette, Jr., Percy A. Pierre, Kenneth L. Way, and John B. Yasinsky.

Directors Gabrys, Monahan, Paquette and Way serve on the Audit Committees of our Boards. In order to serve on those Committees, each director must be independent as defined in Section 301 of the Sarbanes-Oxley Act of 2002 and in the regulations issued by the SEC under that provision. Each member of the Audit Committee satisfies this test.

Directors Lochner, Monahan, Pierre and Yasinsky serve on the Compensation and Human Resources Committees of our Boards. Each of these directors satisfies the independence tests set forth in the regulations under Section 162 of the Internal Revenue Code (“IRC”) and Section 16 of the Securities Exchange Act of 1934.

Majority Voting Policy

Under the Board’s majority voting policy, any director nominee who receives less than a majority of the votes cast by the Corporation’s shareholders at a regular election shall promptly tender his or her resignation. For this purpose, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director, without regard to the effect of abstentions. Upon receipt of such a tendered resignation, the Governance and Public Responsibility Committees shall consider and recommend to the Boards whether to accept or decline the resignation. The Boards will act on the Committees’ recommendation within 90 days following certification of the shareholder vote, and contemporaneously with that action will cause the Corporation to publicly disclose the Board’s decision whether to accept or decline such director’s resignation offer (and the reasons for rejecting the resignation offer, if appropriate). The director who tenders his or her resignation pursuant to the policy will not be involved in either the committees’ recommendation or the Boards’ decision to accept or decline the resignation. Due to complications that arise in the event of a contested election of directors, this policy would not apply in that context, and the underlying plurality vote requirement of Michigan law would control director elections. In order to incorporate this policy into our Articles of Incorporation, we are presenting a management proposal to amend the Corporation’s Articles of Incorporation to include a majority vote standard for uncontested director elections.

Codes of Ethics

CMS has adopted a code of ethics that applies to its CEO, CFO and Chief Accounting Officer (“CAO”), as well as all other officers and employees of the Corporation and its affiliates, including Consumers. CMS and Consumers have also adopted a Directors Code of Conduct that applies to the directors of the Boards. The codes of ethics, included in our Code of Conduct and Statement of Ethics Handbook, and the Directors Code of Conduct can be found on our website at www.cmsenergy.com. Our Code of Conduct and Statement of Ethics, including the code of ethics, is administered by the Chief Compliance Officer, who reports directly to the Audit Committees of our Boards of Directors. The Directors Code of Conduct is administered by the Audit Committee of the Board. Any alleged violation of the Code of Conduct by a director will be investigated by disinterested members of the Audit

Committee, or if none, by disinterested members of the entire Board. Any amendment to, or waiver from, a provision of our code of ethics that applies to our CEO, CFO, CAO or persons performing similar functions will be disclosed on our website at www.cmsenergy.com under “Compliance and Ethics.” No such amendments or waivers were granted in 2008.

Director Communication Process

CMS and Consumers shareholders, employees or third parties can communicate with the Boards of Directors, Committees of the Boards or an individual director, including our Chairman of the Boards, or our Board executive session presiding director, Joseph F. Paquette, Jr., by sending written communications c/o the Corporate Secretary, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, MI 49201. The Corporate Secretary will review and forward such communications to the Boards or the appropriate committees or Director. Further information regarding shareholder, employee or other third-party communications with the Boards or their committees or individual members can be accessed at the Corporation’s Website.

Any shareholder, employee or third party who wishes to submit a compliance concern to the Boards or applicable Committees, including complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committees, may do so by any of the following means:

•	send correspondence or materials addressed to the appropriate party c/o the Chief Compliance Officer, CMS Energy Corporation or Consumers Energy Company, One Energy Plaza, Jackson, MI 49201;

•	send an e-mail or other electronic communication via our external website www.ethicspoint.com, again addressed to the appropriate party; or

•	call the CMS and Consumers Compliance Hotlines at either 1-800-CMS-5212 (an internally monitored line) or 1-866-ETHICSP (monitored by an external vendor).

All such communications initially will be reviewed by the Chief Compliance Officer (who reports directly to the Audit Committees of the Boards) prior to being forwarded to the Boards or applicable Committees or directors.

Related Party Transactions

CMS, Consumers or one of their subsidiaries may occasionally enter into transactions with certain related parties. “Related Parties” include directors or executive officers, beneficial owners of 5% or more of CMS common stock, family members of such persons, and entities in which such persons have a direct or indirect material interest. We consider a related party transaction to have occurred when a Related Party enters into a transaction in which the Corporation is participating, the transaction amount is more than $10,000 and the Related Party has or will have a direct or indirect material interest (“Related Party Transaction”).

In accordance with our Board of Directors Code of Conduct and our Employee Code of Conduct, Related Party Transactions must be pre-approved by the Audit Committee. In drawing its conclusion on any approval request, the Audit Committee should consider the following factors:

•	Whether the transaction involves the provision of goods or services to the Corporation that are available from unaffiliated third parties;

•	Whether the terms of the proposed transaction are at least as favorable to the Corporation as those that might be achieved with an unaffiliated third party;

•	The size of the transaction and the amount of consideration payable to a Related Party;

•	The nature of the interest of the applicable Related Party; and

•	Whether the transaction may involve an actual or apparent conflict of interest, or embarrassment or potential embarrassment to the Corporation when disclosed.

The policies and procedures relating to the Audit Committee approval of Related Party Transactions are found in the Corporation’s Board of Directors Code of Conduct and Employee Code of Conduct which are available on our website at www.cmsenergy.com.

There were no related party transactions in 2008.

Board and Committee Information

The CMS Board of Directors met 9 times and Consumers’ Board of Directors met 8 times during 2008. In addition, the CMS Board took action by written consent in lieu of additional meetings 5 times in 2008, and the Consumers

Board took action by written consent in lieu of additional meetings 4 times in 2008. All incumbent directors attended more than 75% of the CMS and Consumers Board and assigned committee meetings during 2008. Our Principles state the expectation that all Board members will attend all scheduled board and committee meetings, as well as the annual meeting of shareholders. All Board members attended the 2008 annual meeting of shareholders.

The Boards have five standing Committees including an Audit Committee, Compensation and Human Resources Committee, Finance Committee, Governance and Public Responsibility Committee and Executive Committee. The members and the responsibilities of the standing Committees of the Boards of Directors are listed below. Each Committee is composed entirely of “independent” directors, as that term is defined by the NYSE listing standards and the Principles described above, other than the Executive Committees of which Mr. Whipple serves as Chair. During 2008, no employee directors served on standing Board Committees, though they regularly attend non-executive meetings of all Committees. According to the Principles, the Boards and each of their standing Committees conduct a performance evaluation of their respective previous year’s performance. The Boards also conduct individual director peer evaluations. The Principles are incorporated by reference into each Committee Charter.

On a regularly scheduled basis, the independent directors meet in executive session (that is, with no employee director present) and may invite such members of management to attend as they determine appropriate. Mr. Whipple is often invited to attend such sessions, especially since he became non-executive Chairman effective October 1, 2004. At least once each year, the independent directors meet in executive session without Mr. Whipple present in conformance with the NYSE listing standards. Mr. Joseph F. Paquette, Jr. was named the Presiding Director of these executive sessions effective May 2008 for a term of 2 years.

GOVERNANCE AND PUBLIC RESPONSIBILITY COMMITTEES

Members: Joseph F. Paquette, Jr. (Chair), Merribel S. Ayres, Jon E. Barfield, Philip R. Lochner, Jr., and John B. Yasinsky

Meetings during 2008: CMS 8; Consumers 8

The primary functions of these committees are to:

Establish Principles

•	Recommend the Principles for Board approval;

•	Review the Principles on an ongoing basis, recommending revisions as necessary; and

•	Monitor conformity of the practices of the Board with the Principles.

Identify Candidates

•	Seek candidates to fill Board positions and work to attract candidates qualified to serve on the Board consistent with criteria approved by the Board;

•	Recommend a slate of Board candidates for election at each shareholders meeting;

•	When a vacancy occurs on the Board (either due to a director departure or an increase in Board membership), recommend a director candidate to fill the vacancy;

•	Consider director candidates nominated by shareholders if they are: submitted in writing to the Secretary of the Corporation within the required time frame preceding the shareholders meeting; include the candidate’s written consent to serve; and include relevant information about the candidate as provided in the Bylaws and as determined by the Committee;

•	Assess, on a regular basis, the personal characteristics and business experience needed by the Board in light of the Board’s current composition;

•	Determine from time to time other criteria for selection and retention of Board members; and

•	Evaluate the composition of all Board Committees annually.

Assess Performance

•	Annually review the performance of the Committees, and report the results to the Board;

•	Recommend ways for the Board to increase its overall effectiveness;

•	Review the Board’s and its Committees’ structure and operation, size, charters, composition and compensation, and recommend to the Board changes when appropriate;

•	Periodically review the Board and Committee rotation and tenure policy and recommend modifications, as appropriate, to the Board; and

•	Oversee new director orientation and continuing education for existing directors.

Review Environmental and Public Responsibility Matters

•	Review the Corporation’s environmental initiatives and compliance strategy; and

•	Review the Corporation’s public advocacy and stewardship strategies to help develop and shape corporate policies.

Review Director Code of Conduct

•	Review the Director Code of Conduct on an ongoing basis and recommend changes, as appropriate, to the Board.

The Committees have not established any specific, minimum qualifications that must be met by director candidates or identified any specific qualities or skills that they believe our directors must possess. The Committees take a wide range of factors into account in evaluating the suitability of director candidates. The Committees do not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources. In 2008, the Committees retained RSR Partners to assist in the identification and assessment of potential director candidates.

Shareholders can submit recommendations of nominees for election to the Boards of Directors by following the directions previously outlined in this proxy statement under the heading: GENERAL INFORMATION ABOUT THE 2009 ANNUAL MEETING AND VOTING.

AUDIT COMMITTEES

Members: Michael T. Monahan (Chair), Richard M. Gabrys, Joseph F. Paquette, Jr., and Kenneth L. Way

Meetings during 2008: CMS 8; Consumers 8

Each member of the Audit Committees is an independent director, and each qualifies as an “audit committee financial expert” as such term is defined by the SEC.

The primary functions of the Audit Committees are to:

•	Assure the integrity of CMS’ and Consumers’ consolidated financial statements and financial information, the financial reporting process and the system of internal accounting and financial controls;

•	Assure CMS’ and Consumers’ compliance with applicable legal requirements, regulatory requirements, and NYSE rules;

•	Appoint (subject to shareholder ratification), compensate and terminate CMS’ and Consumers’ independent auditors;

•	Pre-approve all audit and non-audit services provided by the independent auditors;

•	Assure the independent auditors’ qualifications and independence;

•	Review the performance of the internal audit function and independent auditors;

•	Review CMS’ and Consumers’ risk management policies, controls and exposures;

•	Prepare the Audit Committee Report for inclusion in the annual proxy statement;

•	Assure compliance with the Corporation’s Codes of Conduct by employees and directors including approval of any waiver of the provisions applicable to directors or executive officers, pre-approval of Related Party Transactions and receipt of periodic reports from the Chief Compliance Officer concerning compliance activities relating to the Codes of Conduct; and

•	Perform their duties in a manner consistent with the Audit Committee Charters adopted by the Boards of Directors.

We currently do not limit the number of audit committees on which our Audit Committee members may sit. Mr. Gabrys serves on the audit committees of two public companies in addition to ours. Our Boards of Directors have determined that Mr. Gabrys’ service on those other audit committees will not impair his ability to serve effectively on our Audit Committees.

COMPENSATION AND HUMAN RESOURCES COMMITTEES

Members: John B. Yasinsky (Chair), Philip R. Lochner, Jr., Michael T. Monahan and Percy A. Pierre

Meetings during 2008: CMS 7; Consumers 7

The primary functions of these committees are to:

•	Review and approve the Corporation’s executive compensation structure and policies, including the establishment and adjustment of executive officers’ base salaries, annual and long-term incentive targets and incentive payments consistent with the achievement of such targets;

•	Review and approve the grant of stock, and other stock-based awards pursuant to the Corporation’s incentive plans, and the terms thereof, including the vesting schedule, performance goals, exercisability and term, to the Corporation’s employees, including officers;

•	Review and approve corporate financial and business goals and target awards pursuant to the Corporation’s incentive plans, and approve the payment of performance bonuses to employees, consistent with achievement of such goals;

•	Set the CEO compensation level based among other things on the Board’s evaluation of the CEO’s overall performance;

•	Produce an annual proxy statement report on executive compensation as required by the Securities and Exchange Commission;

•	Review and recommend to the Board incentive compensation plans, equity-based plans, tax-qualified retirement and investment plans, supplemental benefit plans, including supplemental executive retirement plans, deferred compensation programs, as well as employment, separation, and change-in-control severance agreements. The Committee also recommends amendments to these plans and agreements except for certain amendments that are delegated to the officers or administrators specified under the terms of the plans;

•	Review and act on management proposals regarding other compensation, perquisites and benefit programs, plans and guidelines;

•	Perform other functions assigned to the Committee under the terms of the Corporation’s employee benefit and compensation plans;

•	Review and act on the CEO’s selection of candidates for officer positions and recommend such candidates to the Board for annual or ad hoc election as officers, and recommend to the Board whether to accept or decline tenders of resignation pursuant to the Corporation’s Executive Officer Retirement Policy;

•	Review and advise the Board concerning the Corporation’s management succession plan, including long-range plans for development and selection of key managers and plans for emergency succession in case of unexpected disability or departure of a senior executive officer;

•	Review organizational and leadership development plans and programs, as well as programs designed to identify, attract and retain high potential employees; and

•	Review the Corporation’s diversity programs.

The Committees directly retain Watson Wyatt Worldwide (“Watson Wyatt”) as compensation consultants to the Committees. In 2002, the Committees requested that Watson Wyatt engage in a study of our executive compensation arrangements and advise whether any changes would be recommended in order that our compensation arrangements with our executive officers are appropriate. The Committees requested that the study include comparisons of our existing compensation arrangements to those of the Peer Group. Each year since 2002, the Committees have requested that Watson Wyatt provide information regarding compensation practices of the Peer Group as well as additional information from published surveys of compensation in the public utility sector and general industry. During the Committees’ review of the CEO’s and other managements’ compensation levels, the Committees considered the advice and information it received from Watson Wyatt; however, the Committees were responsible for determining the form and amount of our compensation programs. The Committees have specifically directed Watson Wyatt to obtain the approval of the Committees before undertaking any activity on behalf of CMS or Consumers. Watson Wyatt is not performing any such services for the Corporation.

The CMS Board adopted a resolution in October 2004 allowing the Committees to delegate to the CEO the right to grant up to 50,000 shares of restricted stock per year. Individual grants are limited to 5,000 shares. The CEO provides to the Committees a recommendation of yearly base salary adjustments and yearly restricted stock awards for all officers, other than the CEO. The Committees take the CEO’s recommendations, along with information provided by Watson Wyatt, into consideration when making yearly base salary adjustments and yearly restricted stock awards. Performance objectives under the annual officer incentive compensation plan are developed each year through an iterative process. Management, including executive officers, develops preliminary recommendations for the Committees’ review. The Committees review management’s preliminary recommendations and establish final goals.

Additional information regarding the operation of the Committees and the roles of the compensation consultant and CEO in making executive compensation decisions may be found below under “Compensation Discussion and Analysis.”

FINANCE COMMITTEES

Members: Kenneth L. Way (Chair), Merribel S. Ayres, Jon E. Barfield, Richard M. Gabrys, and Percy A. Pierre

Meetings during 2008: CMS 3; Consumers 3

The Finance Committees review and make recommendations to the Boards concerning the financing and investment plans and policies of the Corporation. Their responsibilities include:

•	Approve short- and long-term financing plans, including the sale or repurchase of common equity, preferred equity and long-term debt and recommend that the Board adopt resolutions to execute those plans;

•	Approve financial policies relating to cash flow, capital structure, and dividends and recommend that the Board adopt resolutions to execute those plans, as appropriate, and recommend Board action to declare dividends;

•	Review potential project investments and other significant capital expenditures in order to recommend to the Board the financial feasibility of such investment or expenditure;

•	Approve risk management policies including foreign exchange management, hedging and insurance; and

•	Review at least annually the (i) actuarial assumptions and funding status of the defined benefit retirement program funds and their impact on the financial statement, and (ii) the investment performance, funding, and asset allocation policies for funded employee benefit plans.

EXECUTIVE COMMITTEES

Members: Kenneth Whipple (Chair), Michael T. Monahan, Joseph F. Paquette, Jr., Kenneth L. Way, and John B. Yasinsky

Meetings during 2008: CMS 0; Consumers 0

The primary function of these Committees is to:

•	Exercise the power and authority of the Boards of Directors as may be necessary during the intervals between meetings of the Boards, subject to such limitations as are provided by law or by resolution of the Boards.

AD HOC OR SPECIAL COMMITTEES

The standing Committees listed above have continuing duties. In addition, the Boards of Directors have, from time to time, established ad hoc or special committees to address specific major issues facing CMS and/or Consumers. Ad hoc or special committees do not have continuing duties; they exist only until they complete their specified duties. In 2008, the Ad Hoc Litigation Oversight Committee, which was originally established in 2006, was dissolved and there were no other active ad hoc or special committees.

PROPOSAL 1: ELECT ELEVEN MEMBERS TO THE CORPORATION’S BOARD OF DIRECTORS

The nominees for directors are proposed to serve on the parallel Boards of Directors of each of CMS and Consumers, to hold office until the next annual meeting or until their successors are elected and qualified. Unless a shareholder votes to “withhold authority” for the election of directors as provided in the enclosed proxy card, the returned proxy will be voted for the listed nominees. The Boards believe that the nominees will be available to serve, but in the event any nominee is unable to do so, the CMS proxy will be voted for a substitute nominee designated by the Board or the number of directors constituting the full Board will be reduced accordingly. All of the nominees are presently serving as directors and were previously elected by shareholders.

Merribel S. Ayres, 57, has served since 1996 as President of Lighthouse Consulting Group, LLC. Lighthouse provides governmental affairs and communications expertise, as well as management consulting and business development services, to a broad spectrum of international clients. Ms. Ayres served from 1988 to 1996 as Chief Executive Officer of the National Independent Energy Producers, a Washington, DC, trade association representing the competitive power supply industry. She is a member of the Aspen Institute Energy Policy Forum, the Dean’s Alumni Leadership Council of the Harvard Kennedy School. She is a director of the United States Energy Association (USEA). She has been a director of CMS Energy and of Consumers Energy since 2004.

Jon E. Barfield, 57, has served since 1981 as President and since 1995 as Chairman and President of The Bartech Group based in Livonia, Michigan, a talent acquisition and management firm which specializes in the placement of engineering and information technology professionals, recruitment process outsourcing, business process consulting services and managing the staffing requirements of regional and global corporations. Mr. Barfield currently serves as a director of BMC Software, Inc. He is also a director of Blue Cross Blue Shield of Michigan, Detroit Renaissance Inc., New Detroit Inc. and The Henry Ford. He has been a director of CMS Energy and Consumers Energy since August 2005.

Richard M. Gabrys, 67, former Interim Dean of the School of Business Administration of Wayne State University, and retired Vice Chairman of Deloitte. Mr. Gabrys served for 42 years with Deloitte in public accounting serving a variety of publicly held companies, especially automotive manufacturing companies, financial services institutions and health care entities. He serves on the boards of La-Z-Boy Corporation, Massey Energy Company, Tri-Mas Corporation, The Detroit Institute of Arts, the Karmanos Cancer Institute, Michigan Venture Capital Fund, Detroit Regional Chamber, Alliance for a Safer Greater Detroit (Crime Stoppers) and Ave Maria University. He has been a director of CMS Energy and Consumers Energy since May 2005.

David W. Joos, 56, has served since October 2004 as President and Chief Executive Officer of CMS Energy and Chief Executive Officer of Consumers Energy. He served from 2001 to 2004 as President and Chief Operating Officer of CMS Energy and Consumers Energy; 2000 to 2001 as Executive Vice President and Chief Operating Officer — Electric of CMS Energy; and from 1997 to 2000 as President and Chief Executive Officer — Electric of Consumers Energy. He is a director of Steelcase, Inc., the Edison Electric Institute (EEI), the Michigan Manufacturers Association and the Detroit Renaissance Inc. He has been a director of CMS Energy and of Consumers Energy since 2001.

Philip R. Lochner, Jr., 66, is a director of several public companies. He is a director of CLARCOR Inc. and Crane Co. He has been a director of CMS Energy and Consumers Energy since May 2005.

Michael T. Monahan, 70, has served since 1999 as President of Monahan Enterprises, LLC, a Bloomfield Hills, Michigan-based consulting firm. He was Chairman of Munder Capital Management, an investment management company, from October 1999 to December 2000 and Chairman and Chief Executive Officer of Munder Capital from October 1999 until January 2000. Prior to that, he was President and a director of Comerica Bank from 1992 to 1999 and President and a director of Comerica Inc. from 1993 to 1999. He is a trustee of The Munder Funds, a director of Engineered Machined Products, Inc., as well as a member of the Board of Trustees of Community Foundation for Southeast Michigan, Sacred Heart Major Seminary and the Childrens Scholarship Fund . He has been a director of CMS Energy and Consumers Energy since December 2002.

Joseph F. Paquette, Jr., 74, presiding Director of CMS Energy and Consumers Energy. He served from 1988 to 1995 as Chairman and Chief Executive Officer and from 1995 until his retirement in 1997 as Chairman of PECO Energy, formerly the Philadelphia Electric Company, a major supplier of electric and gas energy. He is also a director of USEC, Inc. He has been a director of CMS Energy and of Consumers Energy since December 2002. He had previously served as a director of CMS Energy and Consumers Energy and as President of CMS Energy from 1987 to 1988.

Percy A. Pierre, 70, is Vice President and Professor Emeritus of Michigan State University. From 1990 to 1995 he served as Vice President for Research and Graduate Studies and from 1995 to 2005 as Professor of Electrical and Computer Engineering. Dr. Pierre is a former Assistant Secretary of the Army for Research, Development and

Acquisition. He is also a former President of Prairie View A&M University. He also serves as a member of the Board of Trustees for the University of Notre Dame and the Board of the White House Fellows Foundation and Association. He has been a director of CMS Energy and Consumers Energy since 1990.

Kenneth L. Way, 69, served from 1988 through 2002 as Chairman of Lear Corporation, a Southfield, Michigan-based supplier of automotive interior systems to the automotive industry. In addition, he served from 1988 to 2000 as Chief Executive Officer of Lear Corporation. He is a director of Comerica Inc., WESCO International Inc., and Cooper Standard Automotive. He has been a director of CMS Energy and of Consumers Energy since 1998.

Kenneth Whipple, 74, is Chairman of the Board of CMS Energy and Consumers Energy. He served from May of 2002 through September of 2004 as Chairman and Chief Executive Officer of CMS Energy and Consumers Energy. He served from 1988 until his retirement in 1999 as Executive Vice President of Ford Motor Company, Dearborn, Michigan, a world-wide automotive manufacturer, and President of the Ford Financial Services Group. In addition, he served from 1997 to 1999 as Chairman and Chief Executive Officer of Ford Motor Credit Company. He is a director of Korn/Ferry International, as well as a trustee of certain mutual funds in the JPMorgan family of mutual funds. He has been a director of CMS Energy and of Consumers Energy since 1993.

John B. Yasinsky, 69, served from 1999 until his retirement in 2000 as Chairman and Chief Executive Officer and continued as Chairman until February 2001 of OMNOVA Solutions Inc., a Fairlawn, Ohio-based developer, manufacturer, and marketer of emulsion polymers, specialty chemicals, and building products. He served from 1995 to 1999 as Chairman, Chief Executive Officer and President of GenCorp. He is a director of TriState Capital Bank and TriState Capital Holdings and lead independent director of A. Schulman, Inc. He has been a director of CMS Energy and of Consumers Energy since 1994.

YOUR BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE.

VOTING SECURITY OWNERSHIP

We have received a copy of a Schedule 13G filed with the SEC by each of the following companies which indicate their December 31, 2008 holdings of CMS Common Stock as follows:

			Number of Shares Beneficially Owned
	Amount of		in each Reporting Entity with:
	Beneficial	Percent	Sole	Shared	Sole	Shared
Name and Address of	Shares	Beneficial	Voting	Voting	Dispositive	Dispositive
Beneficial Owner	Owned	Ownership	Power	Power	Power	Power

JPMorgan Chase & Co.	21,982,429	9.7%	15,590,726	1,447,658	20,415,724	1,463,830
270 Park Ave, New York, NY 10017
FMR LLC	20,764,003	9.2%	6,429,144	0	20,764,003	0
82 Devonshire Street, Boston MA 02109
Massachusetts Financial Services Company	15,801,969	7.0%	14,420,249	0	15,801,969	0
500 Boylston Street, Boston, MA 02116
AXA Financial Inc.	12,464,511	5.5%	7,632,022	0	12,464,511	0
1290 Avenue of the Americas, New York, NY 10104
Lord, Abbett & Co. LLC.	12,201,925	5.4%	11,679,225	0	12,201,925	0
90 Hudson Street Jersey City, NJ 07302
Vanguard Group Inc.	11,400,336	5.0%	264,345	0	11,400,336	0
PO Box 2600 V26, Valley Forge PA 19482

Each of these Schedule 13G filings indicate that these shares were acquired in a fiduciary capacity in the ordinary course of business for investment purposes. To the knowledge of our management, no other person or entity currently owns beneficially more than 5% of any class of our outstanding voting securities.

The following chart shows the beneficial ownership of CMS Common Stock by the directors and named executive officers of both CMS and Consumers:

Shares
Name	Beneficially Owned*

Merribel S. Ayres	xx
Jon E. Barfield	xx
Richard M. Gabrys	xx
David W. Joos	xx
Philip R. Lochner, Jr.	xx
Michael T. Monahan	xx
Joseph F. Paquette, Jr.	xx
Percy A. Pierre	xx
Kenneth L. Way	xx
Kenneth Whipple	xx
John B. Yasinsky	xx
Thomas J. Webb	xx
John G. Russell	xx
Thomas W. Elward	xx
James E. Brunner	xx
John M. Butler	xx
All directors and executive officers**	xx

*	All shares shown above are as of March 27, 2009. Restricted stock awards and exercisable options are included in the shares shown above. Messrs. Joos, Webb, Russell, Brunner, Butler and Elward, as well as all other executive officers of CMS and Consumers as a group, held restricted stock of 504,000; 139,700; 194,000; 102,900; 101,100; 35,000 and 185,600 shares, respectively, as of March 27, 2009. Messrs. Joos, Webb, Russell, Brunner, Butler and Elward, as well as all other executive officers of CMS and Consumers as a group, owned options to acquire 229,000; 0; 34,000; 0; 0; 42,000 and 307,419 shares, respectively, as of March 27, 2009.

**	All directors and executive officers includes executive officers of both CMS and Consumers; the directors of CMS and Consumers are the same individuals, as disclosed earlier in this proxy statement. As of March 27, 2009, the directors and executive officers of CMS and Consumers individually and collectively owned x.x% of the outstanding shares of CMS Common Stock. Each of the individuals shown above owns less than 1% of the outstanding Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file with the SEC reports of beneficial ownership and changes in such ownership of any of CMS or Consumers equity securities or related derivative securities. To management’s knowledge, based upon a review of reports filed with the SEC and representations received from our executive officers and directors, during the year ended December 31, 2008, CMS and Consumers executive officers and directors made all required Section 16(a) filings on a timely basis.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis describes the rationale and processes used by the Corporation as well as the compensation amounts provided to our CEO, CFO, and the three most highly-compensated executive officers of CMS and Consumers other than the CEO and CFO. The Compensation and Human Resources Committees (the “Committee”) of our Boards of Directors (the “Board”) has reviewed all components of CEO compensation; reviewed tally sheets on each of the named executive officers (“NEOs”); is committed to granting at least fifty percent of equity awards where the grant or vesting is tied to pre-established performance conditions; and has sole authority to retain or terminate its compensation consultant.

As described below, the compensation paid to our NEOs in 2008 was closely tied to the Corporation’s performance. In 2008 our adjusted earnings per outstanding share of CMS Energy common stock (“Common Stock”) (“Plan EPS”) was $1.18, which was below the target of $1.20 and our corporate free cash flow (“CFCF”) was $(533) million which was below the target of $(525) million. Adjusted earnings and free cash flow are described later in the Cash Compensation section. This resulted in an annual bonus payout of 93% of target. Our total shareholder return (“TSR”) based long-term incentive (“LTI”) program due for payout in 2008 resulted in all shares being forfeited because our performance fell short of the threshold TSRs. This discussion and analysis includes the objectives and elements of our compensation program including cash compensation, equity compensation, perquisites, deferred compensation and post-termination compensation. It explains the process and analysis used in determining the amounts depicted in the Summary Compensation Table as well as the other compensation tables that follow and provides more detail of the various specific forms of compensation provided to the NEOs.

Objectives of Our Compensation Program

The Committee has responsibility for approving the compensation program for our NEOs. The Committee acts pursuant to a charter that has been approved by our Board and is available on our website. The program is organized around four principles:

NEO Compensation Should Be Aligned With Increasing Shareholder Value.  We believe that a substantial portion of total compensation should be delivered in the form of equity in order to align the interests of our NEOs with the interests of our shareholders. In 2008, 80% of equity compensation provided to NEOs was granted in the form of performance-based restricted stock, which vests if, and only to the extent that, specific performance goals approved by the Committee are met. The remaining 20% of equity compensation provided to NEOs in 2008 was granted in the form of tenure-based restricted stock, which vests in three years provided the NEO has not voluntarily resigned or been terminated prior to the vesting date.

Our Compensation Program For NEOs Should Enable Us to Compete for First-Rate Executive Talent.  Shareholders are best served when we can attract, retain and motivate talented executives with compensation packages that are competitive and fair. We create a compensation package for NEOs that delivers salary, annual incentives and long-term incentives targeted at the 50th percentile of the market, as defined by a Committee-approved 16-company peer group. The peer group consists of energy companies comparable in business focus and size to CMS with which we might compete for executive talent (the “Peer Group”). The compensation package also provides executives the opportunity to earn approximately at the 75th percentile for compensation of the Peer Group based on superior performance, through bonus and equity awards. To assist in this process, the Committee engages a nationally-known compensation consulting firm, Watson Wyatt, to provide advice and information regarding compensation practices of the Peer Group. Where Peer Group data is not available, information from published surveys of compensation in the public utility sector and general industry is used. In selecting members of the peer group, financial and operational characteristics are considered. The criteria for selection of the Peer Group included comparable revenue, approximately $3.5 billion to $13 billion (ranging from approximately one-half to two times that of CMS), relevant utility industry group, similar business mix (revenue mix between regulated and non-regulated operations) and availability of compensation and financial performance data. In 2008, the Peer Group was comprised of 16 companies.

Alliant Energy Ameren Atmos Energy Centerpoint Energy Consolidated Edison DTE Energy	Energy East Integrys Energy Group NiSource Northeast Utilities OGE Energy Pepco Holdings	Progress Energy TECO Energy Wisconsin Energy Xcel Energy

During 2008, the Committee began discussions regarding the use of two different peer groups for 2009. The Committee agreed to continue using the above list for NEO compensation and a new larger peer group as a reference for TSR performance going forward. The Committee’s rationale for using two peer groups was to ensure appropriate comparative companies relative to the different attributes being evaluated for compensation and TSR purposes. In addition, the larger group for TSR performance ensures better gradation of performance position.

NEO Compensation Should Reward Measurable Results.  As noted, the 2008 equity compensation plan is 80% performance-based. Base salary is reviewed annually and adjusted based on a variety of factors including each NEO’s overall performance and tenure. In making its determinations, the Committee receives base salary recommendations from the CEO for NEOs other than the CEO, as well as market and Peer Group data from Watson Wyatt. CEO base salary is determined solely by the Committee based on market and Peer Group data from Watson Wyatt and overall CEO performance. Bonuses, the other form of cash compensation, provide for award opportunities to each NEO under the annual officer incentive compensation plan (“Bonus Plan”) (which pays bonuses on the basis of performance over a one-year period) that, for 2008 were targeted at 45% to 100% of each NEO’s base salary, but may range from zero to two times the target level depending on performance against specific targets. Bonuses under the Bonus Plan are paid if, and to the extent that, corporate goals, approved by the Committee, are attained.

The table below illustrates the manner in which (a) the overall mix of total compensation was allocated between performance and non-performance based elements for each NEO; (b) performance based compensation was allocated between annual and long-term elements; and (c) total compensation was allocated between cash and equity.

2008 Total Compensation Mix (1)

	Percent of Total		Percent of Performance- Based		Percent of Total
	Compensation That is:		Total Compensation That is:		Compensation That is:
	Performance-Based (2)	Fixed (3)	Annual (4)	Long-Term (5)	Cash-Based (6)	Equity-Based (7)

David W Joos	79%	21%	26%	74%	41%	59%
Thomas J Webb	62%	38%	34%	66%	59%	41%
John G Russell	70%	30%	26%	74%	48%	52%
James E Brunner	65%	35%	26%	74%	52%	48%
John M Butler	57%	43%	35%	65%	63%	37%

(1)	For purposes of this table, “total compensation” includes the sum of base salary, Bonus Plan target amount and the face value at grant (assuming restricted shares at target) from the Stock Plan.

(2)	Bonus Plan target plus Stock Plan value divided by total compensation.

(3)	Base salary divided by total compensation.

(4)	Bonus Plan target divided by Bonus Plan target plus Stock Plan value.

(5)	Stock Plan value divided by Bonus Plan target plus Stock Plan value.

(6)	Base salary plus Bonus Plan target divided by total compensation.

(7)	Stock Plan value divided by total compensation.

Our Compensation Program Should Be Fair and Competitive.  We strive to create a compensation program that will be perceived as fair, both internally and externally. This is accomplished by comparing the compensation that is provided to our NEOs to:

•	the compensation, as described above, provided to officers of the companies in the Peer Group and, the compensation reported in the published surveys, as a means to measure external fairness;

•	other senior employees of CMS, as a means to measure internal fairness; and

•	individual performance.

The Elements of Our Compensation Program

This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items, including why we chose to include the items in the compensation program. Tally sheets are prepared for each of the NEOs and provided to the Committee to further assist the Committee in reviewing all components of compensation. These tally sheets were prepared by Watson Wyatt and our human resources department. Each of these tally sheets presents the dollar amount of each component of the NEO’s compensation, including current cash compensation (annual base salary and bonus), deferred compensation contributions, outstanding equity awards, retirement benefits, perquisites and any other compensation.

These tally sheets reflect the annual compensation for the NEO (both target and actual), as well as the potential payments under selected performance scenarios and termination of employment and change-in-control scenarios. With regard to the performance scenarios, the tally sheets demonstrate the amounts of compensation that would be payable under threshold, target and maximum payouts under our Stock Plan and cash bonus plan. For value of termination of employment and change-in-control payments, the amounts are determined under each of the potential termination or change-in-control scenarios that are contemplated in the NEO severance agreements and under our Stock Plan.

The overall purpose of these tally sheets is to bring together, in one place, all of the elements of actual and potential future compensation of our NEOs, as well as information about wealth accumulation, so that an analysis can be made of both the individual elements of compensation (including the compensation mix) as well as the aggregate total amount of actual and projected compensation. Tally sheet information is used in various aspects of the analysis and compensation decision making process including consideration of the management team’s internal pay equity.

The Committee has approved “clawback” provisions for certain compensation and benefit plans. These provisions provide the Committee the discretion for the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Committee may also, at its discretion, require a return of a benefit or award, in the event of a mistake or accounting error in the calculation of such benefit or award.

Cash Compensation

Our 2008 compensation program for NEOs was designed so that, subject to performance, the percentage of cash compensation paid to our NEOs is comparable to that paid to NEOs of the Peer Group. That strategy resulted in cash payments (as a percentage of cash and equity compensation) representing approximately 41% for the CEO and 48% to 63% for the other NEOs. Cash compensation is paid in the form of salary and annual incentive. Salary is included in the NEO’s annual compensation package because we believe it is appropriate that some portion of NEO compensation is provided in a form that is fixed and liquid. Performance-based bonuses are included in the package because they permit us to provide an incentive to our NEOs to accomplish specific annual goals. Performance priorities for CMS serve as the basis for selecting the Bonus Plan goals. For 2008, the Bonus Plan was based on our success in meeting established CMS adjusted earnings per share and corporate free cash flow goals described later in this Compensation Discussion and Analysis. The components comprising the cash portion of total compensation are described in more detail below.

Salary.  Base salary for NEOs for any given year is generally agreed to by the Committee at the final scheduled meeting of the previous year. Increases or decreases in base salary on a year-over-year basis are primarily dependent on one or more of the following: the NEO’s position within the salary range, Peer Group and market data, as well as past and expected future contributions of each individual. In fixing salaries, we are mindful of our overall goal to keep cash compensation, including salary and target bonus, for our executive officers near the 50th percentile of cash compensation paid by companies in our Peer Group. The increases in base salaries for NEOs in 2008 were as follows: Mr. Joos 4.5%; Mr. Webb 3.4%; Mr. Russell 6.1%; Mr. Brunner 6.2% and Mr. Butler 6.6%. The Company eliminated financial planning and tax preparation as a perquisite and, in lieu of such perquisite added $5,000 to each NEO’s base salary on January 1, 2008. Without that $5,000 addition, the increases in base salaries for NEOs in 2008 were as follows: Mr. Joos 4.0%; Mr. Webb 2.6%; Mr. Russell 5.1%; Mr. Brunner 4.8% and Mr. Butler 4.9%.

Annual Officer Incentive Compensation Plan.  We have one cash Bonus Plan, in which NEOs participate. The Bonus Plan pays out on the basis of the achievement of goals set for a single fiscal year. The material terms of the performance goals were approved by the shareholders at the Annual Meeting of Shareholders in 2004. This plan, which is described below, provides cash compensation to NEOs only if, and to the extent that, performance goals approved by the Committee are met. Target bonuses under the Bonus Plan were agreed to in January 2008 by the Committee.

In determining the amount of target bonuses under the Bonus Plan, we consider several factors, including:

•	the target bonus level, and actual bonuses paid, in recent years;

•	the relative importance, in any given year, of each performance factor goal established pursuant to the Bonus Plan; and

•	the advice of Watson Wyatt as to compensation practices at other companies in the Peer Group and the utility industry.

Performance objectives for the Bonus Plan are developed each year through an iterative process. Based on a review of business plans, management, including the CEO, develops preliminary recommendations. Based upon the strategic priorities of CMS, the Committee reviews management’s recommendations and approves final goals. In establishing final goals, we strive to ensure that the incentives provided pursuant to the Bonus Plan are consistent with the strategic goals set by the Board, that the goals set are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of performance are attained, will be consistent with our overall NEO compensation program. The Committee reserves the discretion to reduce or eliminate bonuses under the Bonus Plan. The Committee did not exercise this discretion in 2008.

Actual payments, if any, under the Bonus Plan can range, on the basis of performance, from 25% (threshold) to 200% (maximum) of the target bonus. Under the 2008 Bonus Plan, the annual award is reduced by 25% in the event there is no award earned under the Consumers Energy Annual Employee Incentive Plan (“Consumers Incentive Plan”). Under the 2009 Bonus Plan, this provision has been modified to provide that if there is an annual award under the Bonus Plan, the award will be reduced by 10% if there is no award earned under the Consumers Incentive Plan and the award will be increased by 10% (but in no event shall the award exceed the maximum of the target bonus) if all performance measures are achieved under the Consumers Incentive Plan. In addition to the potential reduction for the Consumers Incentive Plan, the Bonus Plan also contains a clawback provision as previously described.

Corporate Performance Goals: The Bonus Plan payout (“Performance Factor%”) for 2008 depended on corporate performance in two areas: adjusted earnings per outstanding share of CMS Energy common stock (“Common Stock”) (“Plan EPS”); and the corporate free cash flow of CMS (“CFCF”). Under the Bonus Plan, Plan EPS means EPS as determined in accordance with generally accepted accounting practices, excluding asset sales, changes to accounting principles from those used in the budget, large restructuring and severance expenses greater than $5 million, legal and settlement costs or gains related to previously sold assets, and regulatory recovery for prior year changes. Under the Bonus Plan, CFCF means CMS Consolidated Cash Flow from operating activities, excluding restricted cash flow, common dividends, financing, major post-budget transactions such as mergers and acquisitions in excess of $25 million, and recovery for gas price changes (favorable or unfavorable) related to gas cost recovery in January/February of the following performance year. For 2008, Plan EPS performance constituted one-half of the composite plan performance factor and CFCF performance constituted the remaining one-half of the composite plan performance factor. These percentages reflect the fact that in 2008 earnings per share and CFCF were equally important as strategic priorities for CMS. Under the 2009 Bonus Plan, there is a minimum payout if either a threshold Plan EPS performance factor of $.10 less than target is achieved or a threshold CFCF performance factor of $100 million less than target is achieved.

Annual Award Formula: Annual awards for each eligible officer are based upon a standard award percentage of the officer’s base salary for the performance year. The maximum amount that can be awarded under the Bonus Plan to any one person is $2.5 million in any one performance year. This Bonus Plan provision is an upper limit and not reachable by current payout formulas. Annual awards for officers are calculated and made as follows: Individual Award = Base Salary times Standard Award Percentage (as described below) times Performance Factor%. In addition, if there is no award under the Consumers Energy Annual Employee Incentive Plan, then the Annual Award, if any, earned under the Bonus Plan will be reduced by 25%; however no such reduction was required in 2008. The standard award percentages for officers are based on individual salary grade levels and remain unchanged from the 2004 Bonus Plan with the exception of the increase made in 2008 for the CEO from 65% to 100% based upon a recommendation by Watson Wyatt to more closely align the CEO with the peer group and for the President and COO of Consumers from 55% to 60%. Standard Award percentages of base salary for NEOs in 2008 were as follows: Mr. Joos 100%; Mr. Webb 55%; Mr. Russell 60%; Mr. Brunner 50% and Mr. Butler 45%.

Actual 2008 EPS was $1.18, which was below the target of $1.20, resulting in achievement of 98% of target and a 90% payout. CFCF was $(533) million which was below the target of $(525) million, resulting in achievement of 98% of target and a 96% payout. The total Performance Factor% for both of these performance goals was 93% of target award level.

Over the past five years, the Corporation has achieved performance in excess of the target level four times but has not achieved the maximum performance level. The payout percentage over the past five years has been between approximately 93% and 150% of the participant’s target award opportunity with an average approximate payout percentage over the past five years of 130% of the target award opportunity. Generally, the threshold, target and maximum levels are set such that the relative difficulty in achieving the target level is consistent from year to year.

Equity Compensation

Performance Incentive Stock Plan.  As previously indicated, we pay a substantial portion of NEO compensation in the form of equity awards because we believe that such awards serve to align the interests of NEOs and our shareholders. Equity awards to our NEOs are made pursuant to our Performance Incentive Stock Plan (“Stock Plan”) approved by shareholders in 2004. The Stock Plan permits awards in the form of stock options, stock appreciation rights, restricted stock, phantom shares, and performance units. At the present time, we believe that performance-based restricted stock is an effective form of equity compensation because of the alignment it creates with shareholders. A majority (80%) of the restricted stock granted in 2008 is performance-based and vests 100% three years after the original grant date assuming the achievement of pre-established TSR goals. For the awards granted during the period of 2005 to 2008, one half of the performance-based portion of the award is based on the achievement of an absolute TSR level ranging from 18% (required for threshold payout) to 39% (required for maximum payout) and one-half of the award is based on a relative TSR comparison to the Peer Group. A fifty/fifty ratio is used to incent both absolute and relative performance. The threshold for achievement of the relative TSR goal is 15 percentage points below the Peer Group median, target is Peer Group median and maximum is 15 percentage points above Peer Group median. In 2008, the Committee approved the award of restricted stock to NEOs that will vest in 2011 assuming the above referenced shareholder return targets are met. The TSR targets and percentages are reviewed each year by the Committee. Starting and ending stock prices for TSR determination are established based on the 20-day average prior to award date and vesting date and are adjusted for all dividends paid during the performance period. These dates are established well in advance at its August Committee meeting each year. These awards could vest, if at all, in an amount ranging from 25% to 150% of the specified target level of award based on the TSR over the three-year performance period. The remaining 20% of the 2008 restricted stock award vests if the NEO remains employed by the Corporation until August 6, 2011, or subject to earlier vesting if the NEO retires from the Corporation after age 55 and after August 6, 2009. This Plan also contains a clawback provision as previously described.

In 2008, the restricted stock awards from 2005 completed the three-year performance cycle. Our TSR for that three-year period (from August 2005 to August 2008) was (10)% and our absolute target was 25%. The relative TSR target was the median TSR for our Peer Group which was 19%. Based on the original provisions of those grants, all of the original shares granted in 2005 were forfeited in 2008.

In 2008, the Committee discussed the allocation of restricted stock awards and the performance criteria for performance-based awards. The Committee agreed that for future restricted stock grants two-thirds of awards shall be performance-based and the remainder shall be time-based. The Committee further discussed the performance criteria and determined that for future awards the performance criteria would be a comparison to a Peer Group median and decided to use a larger Peer Group comprised of the ten companies who are in the current peer group and are constituents of the S&P 500 Index and all members of the S&P 400 MidCap Utilities Index at the time of the grant.

The amount of equity compensation that is provided to each NEO in a given year is generally determined by guidelines based on the salary grade of each NEO. The guidelines are dependent on an assessment, for that year, of the appropriate balance between cash and equity compensation. In making that assessment, we consider factors such as retention and incentive practices and the relative percentages of cash and equity paid by the Peer Group companies, as reported to us by Watson Wyatt. The Committee receives restricted stock grant recommendations from the CEO for NEOs other than the CEO. CEO restricted stock grants are determined based principally on market and Peer Group data from Watson Wyatt and overall CEO performance. In 2008, grants of restricted stock, as a percentage of cash and equity (assuming performance at target levels), were approximately 59% for the CEO and ranged from 37% to 52% for the other NEOs. This mix of equity and cash compensation gives our NEOs a substantial alignment with shareholders, while also permitting us to provide incentive to the NEOs to pursue specific short- and long-term performance goals.

Practices Regarding the Grant of Options.  We have generally followed a practice of having all grants to our officers made on a single date each year. From 2000 to 2003, these awards were granted at the Committee’s regularly-scheduled meeting in August. There have been no stock option grants since August of 2003. We do not otherwise have any program, plan, or practice to time annual stock option grants to our executives in coordination with the release of material non-public information.

All stock option awards made to our NEOs, or any other employees or directors, have been made pursuant to our Stock Plan. All stock options under the Stock Plan have been granted with an exercise price equal to the fair market value of our Common Stock on the date of grant. Fair market value is defined under the Stock Plan to be the closing market price of a share of our Common Stock on the date of grant. We do not have any program, plan, or practice of awarding stock options and setting the exercise price based on the Common Stock’s price on a date other than the grant date. We do not have a practice of determining the exercise price of stock option grants by using average prices (or lowest prices) of our Common Stock in a period preceding, surrounding or following the grant date.

The Committee considered the use of stock options as part of the current compensation package for officers and agreed not to include stock options for long-term incentive awards at this time.

Perquisites

As part of our competitive compensation plan, our NEOs receive various perquisites provided by or paid for by us. For 2008, these perquisites include an executive physical examination and long-term disability insurance. The annual physical examinations for all NEOs are at a facility of CMS’ choosing and at CMS’ expense. Perquisites provided to our NEOs are reviewed on a regular basis.

Deferred Compensation Plans

We have two plans that allow certain employees, including NEOs, to defer receipt of salary and/or bonus payments. The Bonus Plan allows for deferral of up to 100% of bonuses. CMS does not match bonus amounts that are deferred. The Deferred Salary Savings Plan (“DSSP”) allows an eligible participant to defer from 1% to 6% of salary in excess of the Internal Revenue Code (“IRC”) compensation limit ($230,000 in 2008) and receive a 60% match on such deferrals from CMS. In addition, a DSSP eligible participant may elect an additional deferral of up to 50% of the participant’s salary for the calendar year. This additional deferral is not eligible for a CMS match. The combined maximum total deferral amount is 56%.

The deferred compensation plans are funded by CMS through the use of trusts; however, participants have only an unsecured contractual commitment from us to pay the amounts due under both the Bonus Plan and the DSSP. The funds are considered general assets of CMS and are subject to claims of creditors.

We offer these plans to permit highly taxed employees (at their discretion) to defer the obligation to pay taxes on certain elements of compensation that they are entitled to receive. The provisions of the DSSP and Bonus Plan permit them to do this while also receiving investment returns on deferred amounts. We believe that provision of these benefits is useful as a retention and recruitment tool as many of the Peer Group companies provide similar provisions to their senior employees. We also maintain these deferred compensation arrangements because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement.

Post-Termination Compensation

Severance Agreements.  We have entered into severance agreements with certain members of our senior management team, including all of the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment following a Change-in-Control for “Good Reason,” as these terms are defined in the severance agreements. The severance agreements also contain “Change-in-Control” provisions that provide for benefits, which are generally more substantial than those provided under the severance provisions, upon a qualifying event or circumstances after there has been a “Change-in-Control” of CMS (as defined in the agreements). Additional information regarding the severance agreements and the Change-in-Control provisions, including a definition of key terms and a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2008, is found under the heading “Potential Payments upon Termination or Change-in-Control” below. Messrs. Brunner and Butler have separate severance agreements and Change-in-Control agreements that provide payments and benefits that are substantially the same as those described above.

We believe that these severance and Change-in-Control arrangements are an important part of overall compensation for NEOs and will help to secure the continued employment and dedication of our NEOs, notwithstanding any concern they may have regarding their own continued employment, prior to or following a Change-in-Control. These agreements are useful for recruitment and retention, as all or nearly all of the Peer Group have comparable agreements in place for their senior employees.

The Corporation eliminated the position of President and Chief Operating Officer of CMS Enterprises Company, and accordingly, Thomas W. Elward resigned from that position effective May 31, 2008.

Pension Plans

Consumers Energy Pension Plan.  The Consumers Energy Pension Plan (the “Pension Plan”) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees hired before July 1, 2003. Benefits under the Pension Plan are based upon the employee’s years of service and the average of the employee’s 5 highest years of earnings while employed with us and our affiliated companies. This benefit is payable after retirement in the form of an annuity or a lump sum. Earnings, for purposes of the calculation of benefits under the Pension Plan are generally defined to include base salary only. The amount of annual earnings that may be considered in calculating benefits under the Pension Plan is limited by law. For 2008, the annual limitation was $230,000. Each of the NEOs except for Mr. Butler, who was hired after June 30, 2003, participates in the Pension Plan.

Defined Company Contribution Plan.  Salaried employees, including NEOs, hired after June 30, 2003 are not eligible to participate in the Pension Plan. An interim Cash Balance Plan was in effect for employees hired between July 1, 2003 and August 31, 2005. That plan was replaced September 1, 2005 by the Defined Company Contribution Plan (“DCCP”). Under the DCCP, CMS provides a contribution equal to 5% of regular earnings to the DCCP on behalf of the employee which vests immediately and is payable upon termination of employment. Mr. Butler is the only NEO covered under the DCCP.

Supplemental Pension Plans

Supplemental Executive Retirement Plan.  The Supplemental Executive Retirement Plan (the “DB SERP”) is an unfunded plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Pension Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Pension Plan. In addition, for officers, including NEOs, the DB SERP provides for an additional year of service credit for each year of service until the total of actual and additional service equal 20 years of service and includes any awards under the Bonus Plan as earnings. The maximum benefit under the DB SERP is attained after 35 years (including the additional years of service credit) and no further service credit is provided. Any benefit calculated under the Pension Plan is subtracted from the benefit calculated under the DB SERP. We fund trusts established to cover our obligations to make payments under the DB SERP, however participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Any employees, including NEOs, who were hired or promoted to an eligible position after March 30, 2006 are not eligible to participate in the DB SERP. Under the terms of the DB SERP, NEOs are not eligible to receive a lump-sum distribution, but instead receive a single life or joint survivor annuity benefit payable at the later of age 55 or separation from service. Each of the NEOs except for Mr. Butler, who was hired after March 20, 2006, participates in the DB SERP.

Defined Contribution Supplemental Executive Retirement Plan.  The Company established a defined contribution SERP (“DC SERP”) for employees not eligible to participate in the DB SERP. Under the DC SERP, the Corporation provides an amount equal to 5%, 10% or 15% (depending on salary grade) of employee regular earnings plus any awards under the Bonus Plan, less any amounts taken into account under the DCCP. Funds equal to the DC SERP are transferred to a mutual fund family at the time CMS makes a contribution. Earnings or losses are based on the rate of return of the mutual funds selected by the participants in the DC SERP. Although the DC SERP is funded by us, participants have an unsecured contractual commitment from us to pay the amounts due under this plan. Mr. Butler, who was hired on July 17, 2006, is the only NEO covered under the DC SERP (at the 10% level). Full vesting under the DC SERP occurs at age 62 with a minimum of 5 years of service. Vesting is on a pro-rata basis for years prior to age 62.

We believe that our pension plans and the SERPs are a useful part of the NEO compensation program and assist in the retention of our senior executives, as benefits thereunder increase for each year that these executives remain employed by us and continue their work on behalf of our shareholders. We have considered the issue of potential overlap between the two long-term focused plans (SERP and equity compensation) and concluded that both are appropriate elements. The SERP is designed to provide a predictable retirement income, and the equity plan is designed to align the interests of NEOs with our shareholders and is performance based and variable. Further, both are market practice and supportive of the philosophy to provide a competitive NEO package.

Employees’ Savings Plans

Employees’ Savings Plan.  Under the Employees’ Savings Plan for Consumers Energy and affiliated companies, a tax qualified defined contribution retirement savings plan (the “Savings Plan”), participating employees, including NEOs, may contribute a percentage of their regular earnings into their Savings Plan accounts. NEOs, because they are considered highly compensated, may only contribute up to 12.5% and only up to the Internal Revenue Service (“IRS”) annual dollar limit. In addition, under the Savings Plan, we match an amount equal to 60% of the first 6% of employee regular earnings contributions. The matching contribution is allocated among the participant employees’ investment choices. As explained above, participants in our DCCP receive a credit of 5% of regular earnings to their Savings Plan. Amounts held in Savings Plan accounts may not be withdrawn prior to the employee’s termination of employment, or such earlier time as the employee reaches the age of 59 1/2, subject to certain exceptions set forth in the regulations of the IRS.

We maintain the Savings Plan for our employees, including our NEOs, because we wish to encourage our employees to save some percentage of their cash compensation for their eventual retirement. The Savings Plan permits employees to make such savings in a manner that is relatively tax efficient.

Stock Ownership Guidelines

We have established stock ownership guidelines for our officers. These guidelines require our officers to increase their equity stake in CMS and thereby more closely link their interests with those of our long-term shareholders. These stock ownership guidelines provide that, within 5 years of becoming an officer or promotion to a higher ownership requirement, each officer must own (not including unexercised stock options) shares of our common stock with a value of 1 to 5 times their base salary, depending on position. Mr. Joos, as CEO, is required to own 5 times his base salary. All other NEOs are required to own 3 times their base salary except for Mr. Butler who is required to own 2 times his base salary. All NEOs met these guidelines as of December 31, 2008.

We prohibit our officers from engaging in selling short our Common Stock or engaging in hedging or offsetting transactions regarding our Common Stock.

Compensation Deductibility

Section 162(m) of the IRC limits the tax deductibility of compensation in excess of $1 million paid to a corporation’s CEO and to the other three highest compensated executive officers (other than the CEO and CFO) unless such compensation qualifies as “performance-based” and is approved by shareholders. Generally, incentive awards under the terms of the Bonus Plan and awards of stock options under the Stock Plan qualify as performance-based compensation. Awards of restricted stock may qualify as performance-based, if the grant includes performance-based vesting criteria, as was the case with the 2004, 2005, 2006 and 80% of the 2007 and 2008 awards to the NEOs. Generally, we attempt to ensure the deductibility of all compensation paid; however, the Committee may approve nondeductible compensation if necessary or desirable to achieve the goals of our compensation philosophy.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation and Human Resources Committees (the “Committee”) of the Boards of Directors of CMS and Consumers (the “Boards”) oversee CMS’ and Consumers’ compensation program on behalf of the Boards. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Committee recommends to the Boards that the Compensation Discussion and Analysis be included in CMS’ and Consumers’ Annual Report on Form 10-K for the fiscal year ended December 31, 2008, CMS’ Proxy Statement on Schedule 14A relating to CMS’ 2009 Annual Meeting of Shareholders and Consumers’ Information Statement on Schedule 14C, each of which will be or has been filed with the Securities and Exchange Commission.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

John B. Yasinsky (Chair)
Philip R. Lochner, Jr.
Michael T. Monahan
Percy A. Pierre

2008 COMPENSATION TABLES

Summary Compensation Table

					Change in
					Pension Value &
					Nonqualified
				Non-Equity	Deferred
			Stock	Incentive Plan	Compensation	All Other
		Salary	Awards (1)	Compensation (2)	Earnings (3)	Compensation (4)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

David W. Joos	2008	1,045,000	2,618,147	971,850	1,176,083	47,705	5,858,785
President and CEO, CMS;	2007	1,000,000	2,784,946	962,000	1,098,585	63,275	5,908,806
CEO, Consumers	2006	946,000	1,640,914	860,860	1,377,773	46,861	4,872,408
Thomas J. Webb	2008	645,000	678,237	329,918	607,943	34,008	2,295,106
Exec Vice President & CFO,	2007	624,000	953,229	507,936	400,616	24,365	2,510,146
CMS & Consumers	2006	600,000	741,462	462,000	369,459	21,482	2,194,403
John G. Russell	2008	525,000	709,513	292,950	504,338	14,542	2,046,343
President and COO,	2007	495,000	678,318	402,930	298,985	28,514	1,903,747
Consumers; and deemed CMS Executive Officer	2006	460,000	541,664	354,200	388,826	27,172	1,771,862
James E. Brunner	2008	395,000	439,887	183,675	595,615	25,795	1,639,972
Senior Vice President, CMS	2007	372,000	425,441	275,280	428,748	28,018	1,529,487
and Consumers	2006	343,750	244,466	237,271	379,395	24,651	1,229,533
John M. Butler	2008	305,000	314,527	127,643	—	66,466	813,636
Senior Vice President, CMS &	2007	286,000	247,419	190,476	—	57,166	781,061
Consumers	2006	126,043	110,700	79,744	—	37,943	354,430
Former Executive Officer:
Thomas W. Elward	2008	179,167	108,011	917,573	494,202	1,509,955	3,208,908
President and COO, CMS	2007	413,000	471,253	512,120	406,556	27,999	1,830,928
Enterprises; and deemed CMS Executive Officer	2006	393,000	571,169	275,100	495,245	27,017	1,761,531

(1)	These awards consist of restricted stock awarded between 2001 and 2008 under our Stock Plan that have been expensed in our financial statements for 2006, 2007 and 2008. In April 2006 the Stock Plan was amended, to comply with Section 409A of the IRC, requiring acceleration in 2006 of expenses associated with certain prior year grants. Restricted stock awards for 2004-2008 are performance-based (80% of the 2007 and 2008 awards were performance-based) and vest 100% three years after the original grant date assuming the achievement of pre-established TSR goals. For the awards granted during the period of 2005 to 2008, one-half of the award is based on the achievement of an absolute TSR level ranging from 18% to 39% and one-half of the award is based on a relative comparison of CMS’ TSR to the TSR of the Peer Group. For 2007 and 2008, 20% of the awards were tenured-based. The amounts are valued based on the amount recognized for financial statement reporting purposes determined pursuant to the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R Share Based Payment (“FAS 123R”) and take into account the expected common stock dividend yield associated with the 2007 and 2008 awards. See Note 11 Stock Based Compensation to the Consolidated Financial Statements included in CMS’ Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the amount recognized for financial statement reporting purposes in 2008 pursuant to FAS 123R.

(2)	This compensation consists of cash awards under our Bonus Plan. These cash awards were earned in 2008 but were approved by the Committee in February and paid in March of 2009. For Mr. Elward, this compensation also includes a cash award under a Committee approved deal close incentive plan that paid 202% of base salary based on the total cash received for the sale of specified assets of CMS Enterprises. Mr. Elward received an additional deal close incentive payment in 2009 of $165,200 which is not included in the above table.

(3)	This column represents the aggregate annual increase, as of November, 30 of 2006 and 2007 and December 31, 2008 in actuarial values of each of the NEO’s benefits under our Pension Plan and DB SERP. The change to the December 31, 2008 measurement date was required under FAS 158. The December 31, 2008 amount represents 12/13 of the increase that occurred between November 30, 2007 and December 31, 2008.

(4)	Detail supporting all other compensation for 2008 is reflected in the All Other Compensation Table below.

Total compensation for the CEO is currently 2.5 times greater than the next highest compensated NEO (the CFO). The difference is primarily attributable to the difference in compensation between the Peer Group median total compensation for CEO and the Peer Group median total compensation for the CFO. This is lower than and in line with the Peer Group ratio, as reported by Watson Wyatt, which was 3.5 times higher for the CEO than the CFO.

2008 All Other Compensation

			Registrant
	Registrant		Contributions
	Contributions		to Nonqualified
	to Employees’		Deferred		Life and
	Savings Plan and		Compensation		Disability
	DCCP		Plans (a)		Insurance	Other (b)	Total
Name	($)		($)		($)	($)	($)

David W. Joos	8,280		29,340		10,085	—	47,705
Thomas J. Webb	8,280		14,940		10,788	—	34,008
John G. Russell	8,171		—		6,371	—	14,542
James E. Brunner	8,280		5,940		11,575	—	25,795
John M. Butler	19,780	(c)	40,747	(d)	5,939	—	66,466
Thomas W. Elward	6,450		—		11,261	1,492,244	1,509,955

(a)	The amounts reflected in this column are also disclosed in the subsequent Nonqualified Deferred Compensation Table (column (c)).

(b)	The amounts reported in this column represent the total severance payments received by Mr. Elward following his retirement from CMS on June 1, 2008. This amount includes $387,168 paid in cash in 2009.

(c)	Includes: $11,500 contributed by the Corporation under the Defined Company Contribution Plan provisions of the Savings Plan.

(d)	Includes: $38,048 contributed by the Corporation under the DC SERP.

2008 Grants of Plan-Based Awards

									Grant
									Date Fair
		Estimated Future Payouts Under			Estimated Future Payouts Under			All Other	Value of
		Non-Equity Incentive Plan Awards(1)			Equity Incentive Plan Awards(2)			Stock	Stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards(4)
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

David W. Joos	8/06/08	—	—	—	90,080	180,160	270,240	45,040	2,160,118
	—	261,250	1,045,000	2,090,000	—	—	—	—	—
Thomas J. Webb	8/06/08	—	—	—	21,040	42,080	63,120	10,520	504,539
	—	88,688	354,750	709,500	—	—	—	—	—
John G. Russell	8/06/08	—	—	—	27,040	54,080	81,120	13,520	648,419
	—	78,750	315,000	630,000	—	—	—	—	—
James E. Brunner	8/06/08	—	—	—	16,520	33,040	49,560	8,260	396,150
	—	49,375	197,500	395,000	—	—	—	—	—
John M. Butler	8/06/08	—	—	—	7,800	15,600	23,400	3,900	187,044
	—	34,313	137,250	274,500	—	—	—	—	—
Thomas W. Elward	8/06/08	—	—	—	—	—	—	—	—

(1)	This compensation consists of cash awards under our Bonus Plan. For each NEO, the actual payment was 93% of target and is reported as Non-Equity Incentive Plan compensation in the Summary Compensation Table. These cash awards were earned in 2008 but were approved by the Committee in February 2009 and paid in March 2009. Under the Bonus Plan, the threshold payout is 25% of the target payout and the maximum payout is 200% of the target payout.

(2)	These awards consist of restricted stock awarded under our Stock Plan. Eighty percent of the 2008 restricted stock awards are performance-based and vest 100% three years after the original grant date assuming the achievement of TSR goals. One-half of the performance-based portion of the award is contingent on the achievement of an absolute TSR level ranging from 22.1% to 36.8% and one-half of the performance-based portion of the award is contingent on a relative comparison of CMS’ TSR to the TSR of the Peer Group.

(3)	The remaining 20% of the 2008 restricted stock awards granted under our Stock Plan vest based upon tenure only.

(4)	The amounts in column (j) are based upon on the aggregate grant date fair value of the awards reflected in columns (g) and (i) as determined pursuant to FAS 123R. See Note 11 Stock Based Compensation to the Consolidated Financial Statements included in CMS’ Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FAS 123R.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

During 2008, none of the NEOs were employed pursuant to an employment agreement with CMS or Consumers. Three NEOs have entered into Executive Severance Agreements which have change-in-control provisions and two NEOs have entered into separate Change-in-Control Agreements and Severance Agreements with us. Please see Potential Payments Upon Termination or Change-in-Control below for a description of such agreements.

Restricted Stock Awards

During 2008, we granted restricted stock to each of our NEOs pursuant to our Stock Plan. Restricted stock awarded in 2008 under the Stock Plan will vest on the third anniversary of the date of grant in 2011. The vesting for 80% of the award is subject to satisfaction of certain TSR targets. This portion of the award could vest, if at all, in an amount ranging from 25% to 150% of the specified target level of award based on TSR over the three-year performance period. Restricted stock awards include the right to vote and right to receive dividends, but may not be sold or transferred during the restriction period. Dividends on restricted stock will be earned and paid on the same terms and at the same rate as that paid on Common Stock and, at the option of the holder, are either paid in cash or reinvested into additional shares of Common Stock.

Cash Bonuses

In 2008, the Committee established potential cash bonuses for each of our NEOs under the Bonus Plan. The amount of the potential bonuses was tied to satisfaction of Plan EPS and CFCF targets approved by the Committee. The Bonus Plan bonuses were earned by the NEOs at 90% of the target level for Plan EPS and at 96% of the target level for CFCF for a combined total of 93% of the target level and are reported as “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table. Please see the Compensation Discussion and Analysis for a description of the Bonus Plan.

Salary and Bonus in Proportion to Total Compensation as defined by the Summary Compensation Table

Our NEOs generally receive from 41% to 63% of their compensation in the form of base salary and cash incentive awards under our Bonus Plan. As noted in the Compensation Discussion and Analysis section, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. We believe that our current compensation program gives our NEOs substantial alignment with shareholders, while also permitting us to provide incentive to the NEOs to pursue specific short- and long-term performance goals. Please see the Compensation Discussion and Analysis above for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at Fiscal Year-End 2008

	Option Awards			Stock Awards
							Equity
						Equity	Incentive
						Incentive	Plan
						Plan	Awards:
						Awards:	Market or
						Number of	Payout Value
					Market	Unearned	of Unearned
				Number of	Value	Shares,	Shares,
	Number of			Shares or	of Shares or	Units or	Units or
	Securities			Units of	Units of	Other	Other
	Underlying			Stock	Stock	Rights	Rights
	Unexercised	Option		That Have	That Have	That Have	That Have
	Options -	Exercise	Option	Not Vested	Not Vested	Not Vested	Not Vested
	Exercisable	Price	Expiration	(1)	(2)	(1)(3)	(2)(3)
Name	(#)	($)	Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

David W. Joos	32,000	39.0625	8/21/09	73,800	746,118	215,100	2,174,661
	32,000	17.0000	3/23/10
	50,000	31.0400	3/21/11
	50,000	20.0000	10/27/11
	65,000	22.2000	3/21/12
Thomas J. Webb	—	—	—	18,940	191,483	60,380	610,442
John G. Russell	8,000	34.8750	10/23/09	24,000	242,640	75,000	758,250
	10,000	31.0400	3/21/11
	16,000	22.2000	3/21/12
James E. Brunner	—	—	—	14,580	147,404	44,160	446,458
John M. Butler	—	—	—	46,820	473,350	19,640	198,560
Thomas W. Elward	12,000	39.0625	8/21/09			17,500	176,925
	14,000	31.0400	3/21/11
	16,000	22.2000	3/21/12

(1)	Vesting dates for the outstanding shares of restricted stock (based upon the combination of tenure-based awards reflected at the original share amounts granted and performance-based awards reflected at the ‘threshold’ levels granted under the Stock Plan) are as follows:
Mr. Joos: 67,500 (8/9/09), 86,280; (8/8/10) and 135,120 (8/6/11);
Mr. Webb: 22,500 (8/9/09), 25,260 (8/8/10), and 31,560 (8/6/11);
Mr. Russell: 27,000 (8/9/09), 31,440 (8/8/10) and 40,560 (8/6/11);

Mr. Brunner: 15,000 (8/9/09), 18,960 (8/8/10), and 24,780 (8/6/11); Mr. Butler: 40,000 (7/17/09), 6,000 (8/9/09), 8,760 (8/8/10) and 11,700 (8/6/11); Mr. Elward: 17,500 (8/9/09).

(2)	Calculated based upon the December 31, 2008 closing price of Common Stock of $10.11 per share.

(3)	Per SEC regulations, the shares and dollars disclosed in the above table in columns (g) and (h), are based upon the threshold award allowable under the Stock Plan.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized On	Acquired on	Realized On
	Exercise	Exercise	Vesting	Vesting(1)
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

David W. Joos	—	—	25,000	329,000
Thomas J. Webb	—	—	15,000	197,400
John G. Russell	—	—	5,000	65,800
James E. Brunner	—	—	500	6,580
John M. Butler	—	—	—	—
Thomas W. Elward	—	—	5,000	77,950

(1)	Restricted stock vesting reflects awards originally granted in 2003 that partially vested in 2008. The value realized is based upon the Common Stock closing price on the two 2008 vesting dates ($15.59 on 6/1/08, and $13.16 on 8/22/08). In 2008, the restricted stock awards from 2005 completed their three year performance cycle. Our TSR for that three-year period (from August, 2005 to August 2008) was (10)% and our absolute target was 25%. The relative TSR target was the median TSR for our Peer Group which was 19%. Based on the provisions of those grants, all of the original number of shares granted were forfeited in 2008.

2008 Pension Benefits

		Number of	Present
		Years	Value of	Payments
		Credited	Accumulated	During Last
		Service(1)	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

David W. Joos	Pension Plan	28.96	832,827	—
	DB SERP	35.00	7,924,990	—
Thomas J. Webb	Pension Plan	6.55	208,389	—
	DB SERP	12.99	1,965,878	—
John G. Russell	Pension Plan	27.00	571,359	—
	DB SERP	28.17	1,715,669	—
James E. Brunner	Pension Plan	31.73	946,176	—
	DB SERP	35.00	1,452,632	—
John M. Butler(2)	Pension Plan	N/A	N/A	—
	DB SERP	N/A	N/A	—
Thomas W. Elward(3)	Pension Plan	35.00	—	1,231,791
	DB SERP	35.00	2,915,898	146,382

(1)	Under the DB SERP, the plan provides for an additional year of service credit for each year of service (“preference service”) until the total of actual and additional service equals 20 years of service (during the first 10 years of service). After this limit is reached, no additional preference service is provided. The addition of preference service to the DB SERP benefit formula provides an increase to the DB SERP non-qualified benefit but does not affect the qualified pension plan benefit. The present value benefit augmentation attributable to the preference years of service under the DB SERP plan is as follows: Mr. Joos $1,332,482; Mr. Webb $1,079,295; Mr. Russell $81,357; Mr. Brunner $197,718.

(2)	Mr. Butler, who was hired after June 30, 2003, is not eligible to participate in the Pension or DB SERP Plans. See the All Other Compensation and the Nonqualified Deferred Compensation tables and the corresponding footnotes for details regarding the plans in which Mr. Butler participates.

(3)	Mr. Elward retired as of June 1, 2008 and elected to receive a lump-sum pension payout under the Pension Plan. Pursuant to the terms of the DB SERP, Mr. Elward is receiving the benefits accrued under the DB SERP in monthly installment payments.

The Pension Plan is a funded, tax-qualified, noncontributory defined benefit pension plan. Benefits under the Pension Plan are based on the employee’s years of service, age at retirement and the sum of the five highest calendar years of base pay divided by 60. Base pay excludes overtime pay and bonuses. Base pay for purposes of calculating a benefit cannot exceed the annual compensation limit established by law, which is $230,000 for 2008. Benefits are payable at retirement. A participant is vested in his or her benefit after 5 years of service. The standard form of benefit for an unmarried retiring employee is a life annuity. The standard form of benefit for a married retiring employee is a 50% joint and survivor annuity. The Pension Plan offers retiring employees additional forms of joint and survivor annuities, allowing retirees to select an alternative most suitable to their financial planning needs. An unmarried retiring employee may elect to have his or her benefit paid in the form of a single sum. A married retiring employee must receive the notarized consent of his/her spouse in order to elect a single sum payment. The benefit formula provides an annuity equal to 2.1% for the first 20 years of service and 1.7% for the next 15 years of service, to a maximum percentage of 67.5% for 35 years of service. This amount is subject to the Social Security adjustment which is .5% multiplied by 1/12th of the average of the participant’s 3 most recent years of compensation, up to the maximum Social Security covered compensation for each year of service counted in the formula. To the extent an employee exceeds 35 years of service under the Pension Plan, an additional $20 per month is added to the annuity for each full year of service above 35. This benefit is added to the life annuity after the adjustment for Social Security. At the minimum retirement age of 55, 65% of the normal retirement age (age 65) benefit is available. The Pension Plan retirement benefit is unreduced at age 62. The Pension Plan provides an add-on benefit for long-term employees when an employee retires on or after age 58 and has 30 or more years of service. This add-on benefit is equal to the participant’s accrued retirement income as of September 1, 2000, if any, multiplied by the early retirement percentage at the time of the employee’s retirement, and is added to the retiring employee’s retirement annuity. In accordance with SEC guidelines, the present value information contained in this report is based on FAS 87 assumptions and applied using the age at which a benefit is unreduced. Early retirement subsidies provided by the benefit formula of the Pension Plan and the actual discount rate required by the U.S. Department of Treasury may provide a greater present value to a participant retiring on or after age 55 but prior to the age of an unreduced benefit.

The Pension Plan also provides a temporary monthly Supplement Early Retirement Income (“SERI”) subsidy to participants, payable at retirement if the participant is at least age 55 but not more than 62, age-plus-plan service equals 80 or greater, and his or her monthly life annuity benefit does not exceed $2,200. The SERI maximum is reduced by 4% for each full or partial year the participant has less than 30 years of service. The SERI portion of the benefit ceases at age 62. The Pension Plan provides a pre-retirement survivor benefit to the spouse of a married employee or one named beneficiary of an unmarried employee. The Pension Plan provides a disability retirement benefit to employees with at least 15 years of service who are found by CMS to be totally and permanently disabled. Payments continue until the participant recovers from the disability, elects early retirement or reaches the normal retirement age of 65, at which point the participant converts to a pension benefit using the formula detailed above. The monthly disability benefit is determined by multiplying $26.00 by years of plan service, plus an additional $350 per month if the participant does not qualify for any Social Security benefit. The minimum monthly disability benefit is $450.

The Pension Plan currently limits the annual annuity benefit under Section 415 of the IRC to no more than $185,000 payable at age 65. Messrs. Joos, Webb, Elward and Brunner are currently eligible to elect early retirement and only Mr. Elward (who retired during 2008) qualified for the add-on benefit. The remaining NEOs eligible to participate in the Pension Plan are below the minimum retirement age of 55. The Present Value of Accumulated Benefit column above is determined using the FAS 87 assumptions including a discount rate (currently 6.50%) and mortality (currently based on the 2000 mortality table with projected mortality improvements).

The DB SERP is an unfunded non-qualified supplemental defined benefit retirement plan which provides benefits based on pay, bonuses and added service that are not provided by the Pension Plan. The benefit formula used to determine the DB SERP annuity is the same as that used for the Pension Plan; however the DB SERP does not contain the add-on benefit described above. The Pension Plan annuity is subtracted from the DB SERP annuity to determine the annuity payable from the DB SERP. Although a rabbi trust (a trust that is established for the benefit of its participants except that creditors of the Company can obtain the assets of the trust) has been established by the Corporation for purposes of paying DB SERP benefits, participants have an unsecured contractual commitment from CMS to pay the amounts due under this plan. Under the DB SERP, a participant must have 5 full years of participation in the DB SERP and reach a minimum age of 55 to be able to receive the retirement benefit discussed above. Participants with 5 full years of service who voluntarily terminate service with CMS prior to age 55 receive a benefit without inclusion of bonuses and added service. Participants who terminate service prior to age 55 receive their vested benefit starting the first of the month on or after their 55th birthday at a level equal to 38.3% of the age 65 benefit. A participant whose services are terminated for any reason prior to attaining 5 full years of actual or disability service is not eligible for payments from the DB SERP except as provided for in any employment agreement. The standard form of benefit is a monthly annuity. At the minimum retirement age of 55, 65% of the normal retirement age (age 65) benefit is available. The DB SERP benefit is unreduced at age 62. NEOs may elect a single life annuity or a joint and survivor monthly annuity. The Present Value of Accumulated Benefit column in the table above is determined using the FAS 87 assumptions including a discount rate (currently 6.50%) and mortality (currently based on the 2000 mortality table with projected mortality improvements).

2008 Nonqualified Deferred Compensation (1)

					Aggregate
	Executive	Registrant		Aggregate	Withdrawals/	Aggregate
	Contributions	Contributions		Earnings	Distributions	Balance at
	in Last FY (2)	in Last FY (3)		in Last FY	in Last FY	Last FYE
Name	($)	($)		($)	($)	($)
(a)	(b)	(c)		(d)	(e)	(f)

David W. Joos	48,900	29,340		31,918	—	730,837
Thomas J. Webb	24,900	14,940		(4,968)	—	34,872
John G. Russell	—	—		(37,093)	—	73,186
James E. Brunner	9,900	5,940		(12,503)	—	32,637
John M. Butler	4,499	40,747	(4)	380	—	84,119
Thomas W. Elward	—	—		(38,445)	—	50,961

(1)	Nonqualified deferred compensation plans are plans providing for deferral of compensation that does not satisfy the minimum coverage nondiscrimination and other rules that qualify broad-based plans for favorable tax treatment under the IRC. For CMS, this table only includes the DSSP and DC SERP and does not include CMS’ contributions or related CMS match to the Savings Plan which is a tax qualified defined contribution plan and shown in the 2008 All Other Compensation Table.

(2)	This compensation is also reflected in the Summary Compensation Table — Salary column.

(3)	This compensation is reflected in the 2008 All Other Compensation table.

(4)	Includes $38,048 contributed by the Corporation under the DC SERP.

An employee who has base salary (excluding any bonus, incentive or other premium pay) before deductions for taxes and other withholdings in excess of the IRC compensation limit ($230,000 for 2008) is eligible and may elect to participate in the unfunded nonqualified tax deferred defined contribution DSSP. A participant in the DSSP may elect in the prior year to defer from 1% to 6% of his or her base salary that exceeds the legal compensation limit and CMS will match 60% of the deferral; provided, however that the participant must also defer at least 6% of base salary under the Savings Plan. In addition, a DSSP eligible participant may elect an additional deferral up to 50% of the participant’s base salary for the calendar year. This additional deferral is not eligible for a Corporation match. The combined maximum total of the two DSSP deferral amounts and the 6% Savings Plan deferral is 56% of base salary. At the time a participant elects a deferral, a distribution election is also made for this class year deferral. Each class year deferral is payable either at a certain date 5 or more years in the future, in a lump sum upon separation from service with CMS or as a series of payments from 2 to 15 years after separation from service. CMS has elected to outsource the DSSP record keeping to Fidelity Investments. In addition, CMS has elected to place funds with the record keeper equal to CMS’ future obligations; however, the DSSP remains an unfunded deferred compensation plan and any amounts placed with the record keeper are subject to the claims of creditors of CMS. The participant decides how Corporation contributions are invested among a broad array of mutual funds selected by CMS and provided by the record keeper. Earnings in the DSSP are based on the change in market value of the mutual funds selected by the participant

See the prior description of the DC SERP under the heading of “Supplemental Pension Plans”.

Potential Payments upon Termination or Change-in-Control

As noted above under the Compensation Discussion and Analysis — Post-Termination Compensation — Severance Agreements, we have entered into three separate types of agreements with our NEOs regarding termination. Three of the NEOs (Messrs. Joos, Webb, and Russell) have entered into Executive Severance Agreements (“ES Agreements”) which provide for payments and other benefits if the NEO is terminated under circumstances specified in the ES Agreement at a time when we have not undergone a Change-In-Control (as defined in the ES Agreement). The ES Agreements also provide for payments and other benefits if the NEO is terminated under the circumstances specified in the ES Agreement within two years of a Change-in-Control of CMS. A description of the terms of each of these agreements follows. We have Change-in-Control Agreements (“CIC Agreements”) that two of our NEOs (Messrs. Brunner and Butler) have entered into which provide for payments and other benefits only if the NEO is terminated under the circumstances specified in the CIC Agreements within two years of a Change-in-Control of CMS. We have also entered into Officer Separation Agreements (“OS Agreements”) with Messrs. Brunner and Butler. The OS Agreements provide for payments and other benefits if the officer is terminated under circumstances specified in the OS Agreement at a time when we have not undergone a Change-In-Control (as defined in the CIC Agreement).

Executive Severance and Officer Separation Agreements.  All of the ES Agreements and the OS Agreements provide for payments of certain benefits, as described in the table below, upon termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under these agreements is an understanding of the definition of “Cause” that is used in those agreements. For purposes of these agreements:

•	We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude.

•	If the Corporation does not have Cause and terminates a NEO who has an ES Agreement for any reason, the NEO receives the benefits described in the table below, which assumes that the termination had taken place on December 31, 2008, the last day of our most recent fiscal year.

These agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release in which he or she waives all claims that he or she might have against us and certain associated individuals and entities. They also include non-compete and non-solicitation provisions that would apply for a period of 12 months following the NEO’s termination of employment and non-disparagement and confidentiality provisions that would apply for an unlimited period of time following the NEO’s termination of employment.

Change-in-Control Agreements and Provisions.  All of the ES Agreements and CIC Agreements contain provisions which provide for payments in event of a Change-in-Control. The Change-in-Control provisions (“CIC Provisions”) function in a similar manner to the severance provisions in the ES Agreements and the OS Agreements, except that NEOs become entitled to benefits under the CIC Provisions only in the event of a double trigger consisting of a Change-in-Control and qualifying termination of employment during the two-year period following the Change-in-Control. A Change-in-Control of CMS is defined in both the ES Agreements and the CIC Agreements to mean:

•	the consummation of certain types of transactions, including mergers and the sale of all, or substantially all, of our assets;

•	the acquisition by any person or entity of the beneficial ownership of securities representing 25% or more of the combined voting power of our then outstanding voting securities;

•	a change in the composition of our Board of Directors such that, within a period of two consecutive years, individuals who at the beginning of such two-year period constituted the Board of Directors and any new directors elected or nominated by at least 2/3 of the directors who were either directors at the beginning of the two-year period or were so elected or nominated, cease for any reason to constitute a majority of the Board of Directors; or

•	the liquidation or distribution of all or substantially all of our assets.

The rights to which an NEO is entitled under the CIC Provisions upon a termination of his or her employment are dependent on the circumstances of the termination. The definition of Cause and Good Reason are central to an understanding of the NEO’s rights under the CIC Provisions. Under the CIC Provisions:

•	We have Cause to terminate the NEO if the NEO has engaged in any of a list of specified activities, including, but not limited to, willful and continued failure to perform duties consistent with the scope and nature of his or her position, committing an act materially detrimental to the financial condition and/or goodwill of CMS or its subsidiaries, or is subject to a specified criminal legal action for activities relating to an act of fraud, embezzlement, theft, or other act constituting a felony involving moral turpitude.

•	The NEO is said to have Good Reason to terminate his or her employment (and thereby gain access to the benefits described below) if the assignment to the NEO of duties is materially inconsistent with his position (including status, offices, titles, and reporting requirements), authority, or responsibilities as in effect immediately prior to the Change-in-Control; the Corporation takes any action which results in a material diminution of the NEO’s position, authority, duties, or responsibilities as constituted immediately prior to the Change-in-Control (excluding an isolated, insubstantial, and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by the NEO); there is a material reduction in the NEO’s base salary, bonus opportunity, Stock Plan award level, benefits, or status (subject to the right to remedy); or under other circumstances specified in the definition, including the NEO’s principal job location or office be located more than 35 miles from its location at the time the CIC Agreement was entered into.

The benefits to be provided to the NEO in each of those situations are described in the table below, which assumes that the termination had taken place on December 31, 2008, the last day of our most recent fiscal year.

As part of the CIC Provisions, CMS has agreed to pay any IRC Section 280G and Section 4999 excise taxes that the NEO would be subject to as a result of the payments following Change-in-Control. Restricted stock under the CIC Agreements has double trigger vesting (both a change in control and a qualifying termination of employment). Upon death or disability, 100% of such stock vests. Upon retirement, all restricted stock except for those granted during the 12-month period immediately preceding retirement will vest if subject only to time based restrictions or will vest upon satisfaction of any performance-based restrictions. In the case of retirement, the Committee has the discretion to waive the forfeiture of restricted stock granted during the 12-month period immediately preceding retirement and allow vesting, as described in the previous sentence, of all restricted stock. NEOs cannot receive benefits under both the CIC Provision and the severance provisions of the agreements.

Potential Payments Upon Change-in-Control or Termination

	David W.	Thomas J.	John G.	James E.	John M.	Thomas W.
	Joos	Webb	Russell	Brunner	Butler	Elward (5)
	($)	($)	($)	($)	($)	($)

Change in Control Payments(1):
Two times 2008 base salary	2,090,000	1,290,000	1,050,000	790,000	610,000	—
Two times incentive plan bonus @ 100% performance target or actual whichever is greater	2,090,000	709,500	630,000	395,000	274,500	—
Prorata incentive plan bonus based on service period in year triggered	971,850	329,918	292,950	183,675	127,643	—
One year base salary plus incentive plan bonus — ‘Non-compete’	2,090,000	999,750	840,000	592,500	442,250	—
Medical Coverage Payment	25,225	46,817	34,038	34,038	46,817	—
‘In-the-Money’ Stock Options(2)	—	—	—	—	—	—
Unvested restricted stock awards(2)	5,095,440	1,412,367	1,759,140	1,040,319	870,471	—
Excise Tax Equalization Payment(3)	3,954,351	—	1,359,861	1,229,074	611,793	—

Total	16,316,866	4,788,352	5,965,989	4,264,606	2,983,474	—

	David W.	Thomas J.	John G.	James E.	John M.	Thomas W.
	Joos	Webb	Russell	Brunner	Butler	Elward (5)
	($)	($)	($)	($)	($)	($)

Termination Without Cause Payments(6):
One to two times 2008 base salary	2,090,000	1,290,000	1,050,000	592,500	457,500	860,000
Two times incentive plan bonus @ 100% performance target or actual whichever is greater	2,090,000	709,500	630,000	—	—	611,240
Prorata incentive plan bonus based on service period in year triggered	1,045,000	354,750	315,000	197,500	137,250	89,290
Unvested restricted stock awards(2)	—	—	—	1,040,319	870,471	—
Medical Coverage Payment	16,817	31,211	22,692	34,038	46,817	—

Total	5,241,817	2,385,461	2,017,692	1,864,357	1,512,038	1,560,530

Retirement/Disability:
Prorata incentive plan bonus based on service period in year triggered	971,850	329,918	292,950	183,675	127,643	—
‘In-the-Money’ Stock Options(2)	—	—	—	—	—	—
Unvested restricted stock awards(4)	2,818,668	880,581	1,075,704	622,776	673,326	—

Total	3,790,518	1,210,499	1,368,654	806,451	800,969	—

Death:
Prorata incentive plan bonus based on service period in year triggered	971,850	329,918	292,950	183,675	127,643	—
‘In-the-Money’ Stock Options(2)	—	—	—	—	—	—
Unvested restricted stock awards(2)	5,095,440	1,412,367	1,759,140	1,040,319	870,471	—

Total	6,067,290	1,742,285	2,052,090	1,223,994	998,114	—

(1)	Pursuant to the CIC Provisions in the ES Agreements for Messrs. Joos, Webb, and Russell and pursuant to the CIC Agreements for Messrs. Brunner and Butler. In addition to the amounts shown above, in the event of a Change-in-Control, Messrs. Joos, Webb, Russell, and Brunner, would receive the following incremental increases in their monthly SERP benefits: $11,309; $4,010; $3,138; and $5,695, respectively. In the event of a Change-in-Control, Mr. Butler’s DC SERP account balance would fully vest.

(2)	Based upon the December 31, 2008 closing price of Common stock of $10.11. The unvested restricted stock awards outstanding are based on target levels.

(3)	As part of the CIC Provisions, we will make an Excise Tax Equalization Payment to reimburse the NEO for all applicable excise taxes and all income and employment taxes related to that reimbursement. The listed Change-In-Control payments are generally subject to excise taxes, except for the stock options, the non-compete payments and a small portion of the restricted stock awards.

(4)	Based upon the unvested restricted stock awards outstanding (at target levels) and the December 31, 2008 closing price of Common Stock of $10.11 per share less any unvested restricted stock awards granted within 12 months of the retirement or disability date.

(5)	Actual termination payments made to Mr. Elward in 2008.

(6)	Mr. Brunner’s and Mr. Butler’s amounts reflect payments under OS Agreements which were entered into in 2009.

2008 Directors’ Compensation

	Fees		All Other
	Earned or	Stock	Compen-
	Paid in Cash	Awards(1)(2)	sation(3)	Total
Name	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)

Current Directors:
Merribel S. Ayres	75,000	45,005	—	120,005
Jon E. Barfield	73,500	45,005	—	118,505
Richard M. Gabrys	77,000	45,005	—	122,005
Philip R. Lochner, Jr.	84,125	45,005	—	129,130
Michael T. Monahan	91,000	45,005	4,468	140,473
Joseph F. Paquette, Jr.	97,000	45,005	6,358	148,363
Percy A. Pierre	73,500	45,005	3,468	121,973
Kenneth L. Way	84,500	45,005	—	129,505
Kenneth Whipple	178,500	45,005	6,358	229,863
John B. Yasinsky	87,000	45,005	12,244	144,249

(1)	These awards consist of restricted stock awarded in 2008 under our Stock Plan that have been expensed in our 2008 financial statements. In 2008, all of the non-employee directors were granted a number of shares of restricted stock with a fair market value at the time of grant of $45,005. See Note 11 Stock Based Compensation to the Consolidated Financial Statements included in CMS’ Annual Report on Form 10-K for the year ended December 31, 2008 for a discussion of the relevant assumptions used in calculating the amount recognized for financial statement reporting purposes in 2008 pursuant to FAS 123R.

(2)	The aggregate number of unvested stock awards outstanding as of December 31, 2008 for each Director: Ms. Ayres, Mr. Barfield, Mr. Gabrys, Mr. Lochner, Mr. Monahan, Mr. Paquette, Mr. Pierre, Mr. Way, Mr. Whipple, and Mr. Yasinsky, was 8,840 shares.

(3)	All Other Compensation for the current directors includes imputed income related to health or life insurance as well as any matching gift contributions made by the Corporation to charitable organizations to which the director made a contribution.

Narrative to Director Compensation Table

In 2008, directors who were not CMS or Consumers employees received an annual retainer fee of $45,000, $1,500 for attendance at each Board meeting, $750 per meeting for special telephonic meetings of the Board (or one-half the regular Board meeting rates) and $1,500 for attendance at each committee meeting. Effective January 1, 2009, directors who are not CMS or Consumers employees receive an annual retainer of $47,500, an increase of $2,500 per year. In addition, the Chair of the Audit Committee received an annual retainer fee of $10,000 and each other Audit Committee member received an annual retainer fee of $2,000. The Chairs of the Compensation and Human Resources Committee, Finance Committee, and the Governance and Public Responsibility Committee each received an annual retainer fee of $7,500. The Chair of the Ad Hoc Litigation Oversight Committee received a monthly retainer fee of $625 which ended in May 2008 when that committee was dissolved. The Presiding Director receives an annual retainer fee of $7,500.

In May 2008, all of the non-employee directors were granted a number of shares of restricted stock with a fair market value at the time of grant of approximately $45,000. In 2009, the annual restricted stock award will have a fair market value at the time of the May grant of approximately $55,000. These restricted shares vest 100% three years from the original grant date. Stock ownership guidelines have been adopted by the Board that align further the interests of the directors with the long-term shareholders. Board members are required to hold Common Stock equivalent in value to 5 times their annual cash retainer within 5 years of becoming a director.

Directors who are CMS or Consumers employees do not receive retainers or meeting fees for service on the Board or as a member of any Board committee. Non-employee directors receive a single retainer fee and restricted share award for service on the CMS and Consumers Boards and each of their committees, as well as a single meeting attendance fee for concurrent meetings of the CMS and Consumers Boards or committees.

Pursuant to the Directors’ Deferred Compensation Plan, a CMS or Consumers director who is not an employee may, at any time prior to a calendar year in which a retainer and fees are to be earned, irrevocably elect to defer payment, through written notice to CMS or Consumers, of all or a portion of any of the retainer and fees that would otherwise be paid to the director. Deferred amounts will be distributed in a lump sum or in annual installments in cash, as specified in the director’s initial election. Fidelity Investments, an independent record keeper, administers the Directors’ Deferred Compensation Plan. The participant decides how contributions are invested among a broad array of mutual funds selected by and provided by the record keeper. Funds equal to the amounts deferred are transferred to Fidelity Investments. Our payment obligations to the director remain an unsecured contractual right to a payment.

Effective with the Annual Meeting of Shareholders in May of 2004, the Boards’ retirement payments policy was discontinued. Although certain current and previously retired directors’ accrued benefits under the policy will be preserved, no further years of service will be accrued nor will future increases in the cash retainer impact the preserved payments under this policy. Prior to its discontinuance, the directors’ retirement payments policy provided those directors who retire with 5 years of service on the Board with annual retirement payments equal to the retainer. These payments continue for a period of time equal to the director’s years of service on the Board. All preserved payments will cease at the death of the retired director.

All non-employee directors historically had been offered optional life insurance coverage, business-related travel accident insurance, and optional health care insurance, and CMS paid the premiums associated with participation by directors. These insurance coverages will not be provided by the Corporation to directors who had not elected the optional coverage prior to the Annual Meeting of Shareholders in 2004. The imputed income for the life insurance coverage in 2008 was: Messrs. Monahan, $3,468; Paquette, $6,358; Pierre, $3,468; Whipple, $6,358; and Yasinsky, $3,468. The imputed income for health insurance coverage in 2008 was: Mr. Yasinsky, $8,776. In 2008, the Corporation made matching gift contributions to charitable organizations supported by Mr. Monahan amounting to $1,000.

In connection with Mr. Whipple’s resignation as CMS and Consumers CEO effective October 1, 2004, and the termination of his employment agreement and its ongoing compensatory elements as an employee, each of the Compensation and Human Resources Committees and the Governance and Public Responsibility Committees reviewed his new responsibilities as non-executive Chairman of CMS and Consumers. After review of peer compensation data for such positions and in consultation with the Committees’ independent compensation consultant, the Committees recommended, and the Boards approved, that Mr. Whipple receive the various elements of the regular non-employee director compensation program, as well as an additional annual cash retainer fee of $120,000 as Chairman of the Boards. It should be noted, however, that Mr. Whipple does not serve on any of the standing committees of the Boards, other than the Executive Committees, and thus does not receive the retainers described above but does receive an Executive Committee attendance fee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committees of the Boards of Directors of CMS and Consumers oversee CMS’ and Consumers’ financial reporting process on behalf of the Boards. Management has the primary responsibility for the consolidated financial statements and the reporting process, including the systems of internal controls.

In fulfilling their oversight responsibilities, the Audit Committees reviewed and discussed the audited consolidated financial statements of CMS and Consumers set forth in CMS’ and Consumers’ 2008 Annual Report to Shareholders and CMS’ and Consumers’ Annual Report on Form 10-K for the year ended December 31, 2008 with management of CMS and Consumers. The Audit Committees also discussed with PricewaterhouseCoopers LLP (“PwC”), independent registered public accounting firm for CMS and Consumers, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committees have received the written communication from PwC required by Rule 3526 of the Public Company Accounting Oversight Board related to Communications with Audit Committees Concerning Independence; have considered the compatibility of non-audit services with the auditor’s independence; and have discussed with PwC their independence from CMS and Consumers.

In reliance on the review and discussions referred to above, the Audit Committees recommended to the Boards that the audited consolidated financial statements be included in CMS’ and Consumers’ Annual Report on Form 10-K for 2008 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Monahan (Chair)
Richard M. Gabrys
Joseph F. Paquette, Jr.
Kenneth L. Way

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PwC was the principal independent registered public accounting firm for CMS and Consumers for the years 2008 and 2007. Fees, including expenses, for professional services provided by the principal firm in each of the last two fiscal years are:

	2008	2007

Audit Fees	$5,080,000	$5,376,000
Audit-Related Fees	326,000	645,000
Tax Fees	—	60,000

Total Fees	$5,406,000	$6,081,000

Audit fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, comfort letters, required statutory audits, fees related to the audit of our internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and other attest services. Audit-related fees include fees associated with assistance related to accounting systems and controls. Tax fees include fees for tax compliance, tax advice, and tax planning.

The Audit Committees have adopted a policy that requires advance approval for all audit, audit-related, tax and other services performed by the independent registered public accounting firm. The policy provides for pre-approval by the Audit Committees of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committees must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committees have delegated to the Chair of the Audit Committees authority to approve permitted services, provided that the Chair reports any decisions to the Committees at their next scheduled meeting. One hundred percent of the services performed by the principal independent registered public accounting firm were approved in accordance with the policy.

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committees of the Corporation’s and Consumers’ Boards of Directors have adopted the following policy:

The Audit Committees’ selection of the Corporation’s independent auditor shall be submitted to the Corporation’s shareholders for their ratification at the Corporation’s Annual Meeting of Shareholders. If a majority of shares voted do not ratify the Audit Committees’ selection, the Audit Committees will consider the shareholder views when considering its selection of a different independent auditor for the Corporation or its continued retention of its existing auditor for that year. This policy will be in effect commencing with the Corporation’s 2004 Annual Meeting of Shareholders.

The Audit Committees have selected PwC, independent registered public accounting firm, to audit our consolidated financial statements for the year 2009. PwC served as our registered public accounting firm for the year 2008. A representative of PwC will be present at the annual meeting of shareholders and will have an opportunity to make a statement and respond to appropriate questions.

During CMS’ two most recent fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through February 28, 2009, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreement(s), if not resolved to the satisfaction of PWC, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their reports on CMS’ consolidated financial statements for such years.

During CMS’ two most recent fiscal years ended December 31, 2008 and December 31, 2007 and the subsequent interim period through February 28, 2009, there have been no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v).

Approval of this proposal requires the affirmative vote of the holders of a majority of shares of CMS Common Stock voting on the proposal.

YOUR BOARD RECOMMENDS RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS.

PROPOSAL 3: PROPOSAL FOR APPROVAL OF THE CORPORATION’S AMENDED PERFORMANCE INCENTIVE STOCK PLAN

The Boards of Directors of the Corporation and Consumers, upon a recommendation of their Compensation and Human Resources Committees (the “Committee”) and conditioned upon shareholder approval, have approved an amended Performance Incentive Stock Plan (the “Amended Stock Plan”). A copy of the Amended Stock Plan is included as Appendix A to this proxy statement. The following items are key amendments to the Performance Incentive Stock Plan approved in 2004 (the “Stock Plan”) and are included in the Amended Stock Plan:

•	6,000,000 shares will be reserved

•	A clawback provision was added that will allow the Company, under certain circumstances, to require a return of benefits or awards

•	The maximum amount of shares that may be granted annually to an individual was increased from 250,000 to 500,000

•	Stock appreciation rights may be issued separately from stock options

•	The definition of “eligible persons” excludes advisors

•	Restoration stock options have been removed

•	The amount of shares reserved for award to non-employee directors will not exceed 10% of total shares reserved for awards

•	The term will be extended to May 31, 2014.

If the Amended Stock Plan is approved, the approximately 2,600,000 shares of the Corporation’s Common Stock available for future awards as of May 31, 2009 will no longer be authorized for distribution under the plan. Only the 6,000,000 reserved under the Amended Stock Plan will be authorized for distribution.

We are asking shareholders to approve the Amended Stock Plan, as it will allow the Corporation the opportunity to encourage Common Stock ownership by executives and link their financial interests with other shareholders. Based upon data provided by the Committee’s independent compensation consultant, we believe this proposal enables us to remain competitive in our ability to attract executive talent by increasing the number of shares available for award. The Corporation believes that the requested 6,000,000 shares reserved under the Amended Stock Plan will, on the basis of current assumptions, ensure that enough shares remain available for issuance under the Amended Stock Plan until the 2014 annual meeting.

Approval of the Amended Stock Plan will also constitute re-approval, for purposes of Section 162(m) of the Internal Revenue Code, of the performance goals contained in the Amended Stock Plan (described below). Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid to a corporation’s chief executive officer and to each of the corporation’s other three highest-paid executive officers, other than the chief financial officer, but exempts from this limitation compensation that qualifies as “performance-based” compensation that is granted under a plan that is approved by shareholders and meets other regulatory requirements. Approval of the performance criteria related to awards under the Stock Plan by CMS shareholders in prior years permitted compensation paid under these plans to be deductible by the Corporation. Under the tax regulations, the material terms of the performance goals must be re-approved by shareholders every five years in order to permit the Corporation to continue to treat certain awards made under the Amended Stock Plan as “performance-based” compensation for purposes of Section 162(m).

The Committee may award Restricted Stock conditioned on the attainment of a performance goal that relates to shareholder return, measured by factors determined by the Committee as set forth in the award. For example, the performance goals may track business measures such as earnings per share, stock price, total shareholder return, cash flow, return on equity, return on capital, sales or other types of corporate goals as described below. Under the Amended Stock Plan, the maximum combined total number of shares that can be granted to any individual through Restricted Stock, Stock Options and Phantom Shares in any one year is 500,000. The exercise price for all Options and SARs and the initial value of Phantom Shares is at least 100% of the fair market value of the related shares on the date of grant. Grants of Performance Units also track the types of corporate goals described below.

Each officer, non-employee director, or other key employee of the Corporation or its subsidiaries is eligible to participate in the Amended Stock Plan. As of December 31, 2008, approximately 30 officers and non-employee directors and 80 other employees were eligible to participate in the Stock Plan and will be eligible to receive awards under the Amended Stock Plan. The Committee selects the participants, determines the amount of grants and prescribes the other terms and conditions of each award.

If shareholders do not approve the Amended Stock Plan, then no stock or other awards will be made under the Stock Plan after its expiration on May 31, 2009.

DESCRIPTION OF AMENDED STOCK PLAN

The following description of the Amended Stock Plan is a summary, as it is proposed to be amended, and is qualified in its entirety by reference to the complete text of the Amended Stock Plan, which is attached as Appendix A to this proxy statement.

The Amended Stock Plan is administered by the Committee, which is composed entirely of independent members of the Board. Each officer or other key employee of the Corporation or its subsidiaries or non-employee Director is eligible to participate. As of December 31, 2008 approximately 110 people were participating in the Stock Plan. The Committee selects the participants, determines the amount of grants and prescribes the other terms and conditions of each award.

The Board of Directors may amend, suspend or terminate the Amended Stock Plan, but no amendment to the Amended Stock Plan that increases the total number of shares available under the Amended Stock Plan, changes the Amended Stock Plan’s eligibility requirements or materially increases benefits to eligible employees and Directors under the Amended Stock Plan may be made without shareholder approval.

Under the Amended Stock Plan, the Committee may grant share awards representing a contingent right to receive shares of our Common Stock (“Restricted Stock”), as well as incentive stock options (“ISOs”) intended to qualify as such under federal tax law and/or nonqualified stock options (“NQOs”). (ISOs and NQOs are collectively referred to herein as “Options”.) Stock appreciation rights (“SARs”) may also be granted in conjunction with ISOs or NQOs or not in conjunction with a related Option. The Committee may also grant phantom shares that provide a participant with a right to receive a payment based upon the increase in value of the Common Stock of the Corporation, or performance units which provide a participant with a right to a payment based upon the attainment of various goals which are established at the time of grant.

Under the Amended Stock Plan, shares awarded or subject to Options, phantom shares and performance units may not exceed 6 million shares from June 2009 through May 2014 nor may such grants or awards to any participant exceed 500,000 shares in any fiscal year. In addition, no more than 10% of the total shares under the Amended Stock Plan may be used for awards to non-employee Directors.

Under the Amended Stock Plan, the exercise price for all Options and SARs is at least 100% of the fair market value of the related shares on the date of the grant. The fair market value of a share of our Common Stock on March 27, 2009 was $XX.XX. The Amended Stock Plan prohibits the re-pricing of any Option granted under the plan. Options and SARs terminate as specified in the award, but no later than 10 years after the date of grant. Transfers of Options and SARs are limited and generally are forfeited upon termination of employment or service other than by death, but the Committee may agree to extend the Option or SAR. In the event of death, the Option and SAR may be exercised for up to one year. Under no event may an Option or SAR be exercised subsequent to its expiration date.

Upon the exercise of an Option, a participant may purchase all or a portion of the optioned shares by paying cash or surrendering Common Stock already owned by the participant. Upon the exercise of a SAR, the participant will receive an amount equal to the difference between the exercise price and the fair market value on the exercise date. Such amount may be paid in cash, Common Stock or partly in each. If a SAR is granted in conjunction with an Option, exercise of the Option reduces the number of shares as to which the SAR may be exercised and exercise of the SAR cancels the Option as to such number of shares.

During the period of restriction relating to a grant of Restricted Stock, the participant has the right to vote the shares, may, as determined by the Committee, have the right to receive dividends, when declared for all shareholders, and to exercise other shareholder rights with respect to the Restricted Stock, except that the participant may not transfer the shares. If a participant’s employment is terminated during the restriction period other than by death, disability or retirement from active employment or service with the Corporation after age 55 all rights to any shares of Restricted Stock will be forfeited to the Corporation. However, the Committee may, if circumstances warrant, approve the distribution of such otherwise forfeitable shares. Upon a Change-in-Control, restricted stock will not immediately vest and shall continue to be subject to time-based restrictions and vest at the end of the time period unless there is a qualifying termination of employment as specified in a written employment agreement or contract with a participant.

Phantom shares and performance units are generally governed by the terms of the grant and may be paid at the Committee’s discretion in Common Stock or cash. Payment upon termination is dependent upon the terms of the grant, the nature of the termination and will generally be a prorated payment except as the Committee may otherwise determine. In awarding performance units and other performance-based awards under the Amended Stock Plan, the Committee will set performance periods and objectives and other terms and conditions of the grant based upon the Performance Criteria specified in the Amended Stock Plan, such as:

Net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; sales; or ratio of operating expenses to operating revenues.

As noted above, approval by shareholders of the Amended Stock Plan will constitute approval, for purposes of Section 162(m) of the Code of these performance criteria. Shareholder approval of the Amended Stock Plan, and the performance measures included therein, is only one of several requirements under Section 162(m) that must be satisfied for performance awards issued under the Amended Stock Plan to qualify for the performance-based compensation exception. There is no guarantee that all performance-based awards under the Amended Stock Plan will, in practice, be deductible by CMS.

The Amended Stock Plan includes provisions that provide the Committee the discretion for the forfeiture and return of past benefits or awards if there is a restatement of financial results. The Committee may also, at its discretion, require a return of a benefit or award, in the event of a mistake or accounting error in the calculation of such benefit or award.

U.S. Federal Taxation of Awards

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the Amended Stock Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the Amended Stock Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the Amended Stock Plan.

Stock Options.  A participant will not recognize taxable income at the time an option is granted and the Corporation will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of employees) upon exercise of an NQO equal to the excess of the fair market value of the shares purchased over their exercise price, and the Corporation will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the ISO was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Corporation will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the lesser of (1) the excess of the amount realized upon that disposition over the exercise price and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and the Corporation will be entitled to a corresponding deduction.

Stock Appreciation Rights.  A participant will not recognize taxable income at the time SARs are granted and the Corporation will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of employees) in an amount equal to the fair market value of any shares and the amount of any cash delivered. This amount is deductible by the Corporation as compensation expense.

Restricted Stock.  A participant will not recognize taxable income at the time restricted stock is granted and the Corporation will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in the case of employees) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Corporation as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of employees), rather than dividend income, in an amount equal to the dividends paid and the Corporation will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Phantom Shares and Performance Unit Awards.  A participant will not recognize taxable income at the time phantom shares or performance units are granted and the Corporation will not be entitled to a tax deduction at that time. Upon the settlement of phantom shares or performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding, in the case of employees) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Corporation. This amount is deductible by the Corporation as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

The grant of awards under the Amended Stock Plan is in the Committee’s discretion and, accordingly, it is not possible to determine amounts that will be received thereunder in the future.

Awards under the Stock Plan during 2008 for Messrs. Joos, Webb, Russell, Brunner and Butler are shown in the tables presented earlier in this proxy statement under the heading of “COMPENSATION TABLES.”

Information as of December 31, 2008 concerning compensation plans under which equity securities are authorized for issuance is as follows:

Number of Securities
Remaining Available for
Future Issuance under
	Number of Securities to be	Weighted-Average	Equity Compensation
	Issued upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	807,540	$21.58	2,576,540

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock voting on the proposal.

YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL

PROPOSAL 4: PROPOSAL TO APPROVE THE PERFORMANCE MEASURES USED IN THE
CORPORATION’S BONUS PLAN

As noted above, Section 162(m) limits the tax deductibility of compensation in excess of $1 million paid to a corporation’s chief executive officer and to each of the corporation’s other three highest-paid executive officers, other than the chief financial officer, but exempts from this limitation compensation that qualifies as “performance-based” compensation that is granted under a plan that is approved by shareholders and meets other regulatory requirements. Approval of the performance criteria related to awards under the Corporation’s Bonus Plan by CMS shareholders in prior years permitted compensation paid under this plan to be deductible by the Corporation. Under the tax regulations, the material terms of the performance goals must be re-approved by shareholders every five years in order to permit the Corporation to continue to deduct the compensation.

The Compensation and Human Resources Committees of the Boards of Directors (the “Committee”), which is entirely composed of independent members of the Board of Directors, administers the Corporation’s and Consumers’ incentive compensation plans and related contractual arrangements; specifically, the Bonus Plan. The Bonus Plan is a cash plan that pays out on the basis of the achievement of goals set for a single fiscal year. The

Bonus Plan provides cash compensation to NEOs only if, and to the extent that, performance conditions approved by the Committee are met.

As of January 1, 2009, the Corporation’s officers, approximately 20 individuals, were eligible to receive incentive compensation based on the attainment of performance goals of the Bonus Plan. Payments under the Bonus Plan and the plan’s performance-based criteria are described under the heading “COMPENSATION DISCUSSION AND ANALYSIS” in this proxy statement. In 2009, payments are based on the attainment of performance goals related to the Corporation’s adjusted earnings per share and free cash flow. However, based on the Board’s strategic priorities for CMS, in other years, the Committee may set other performance goals. If the performance goals are met, the award for officers is based on a percentage of salary depending on salary grade. The maximum amount of an award for any employee covered by Section 162(m) cannot exceed $2.5 million in any one year.

The performance measures that may be used in setting performance goals under the Bonus Plan are set forth in the definition of Performance Criteria in the Amended Stock Plan and include:

Net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; sales; or ratio of operating expenses to operating revenues. In addition, the Bonus Plan may incorporate certain utility operating parameters such as safety, reliability and customer service.

These are the performance measures that shareholders are being asked to reapprove.

The Board of Directors may amend, suspend or terminate the Bonus Plan, subject to any requirement of shareholder approval required by applicable law or regulation.

The Board of Directors recommends that the material terms of the performance goals of the Bonus Plan be approved so that bonuses paid under the Plan may qualify as performance-based compensation under Section 162(m). Shareholder approval of the performance measures is only one of several requirements under Section 162(m) that must be satisfied for awards under the Bonus Plan to qualify for the performance-based compensation exception. There is no guarantee that all amounts paid under the Bonus Plan will, in practice, be deductible by CMS.

Approval of this proposal requires the affirmative vote of the holders of a majority of shares of Common Stock voting on the proposal.

YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL

PROPOSAL 5: PROPOSAL TO APPROVE AN AMENDMENT TO THE CORPORATION’S RESTATED
ARTICLES OF INCORPORATION ADDRESSING A MAJORITY OF VOTE STANDARD FOR
UNCONTESTED DIRECTOR ELECTIONS

Michigan law provides for the election of directors by a plurality of voted shares and the Corporation presently uses a plurality vote standard in all director elections. In order to address the concerns related to director candidates who do not receive a majority of the votes cast, the Corporation has adopted a majority voting policy. This policy provides direct and effective consequences by requiring that any nominee who receives more votes “withheld” from his or her election than votes “for” his or her election must promptly tender an offer of resignation for consideration by our Governance and Public Responsibility Committees.

Our Board of Directors has been mindful of the ongoing corporate governance developments and debates on the subject of majority voting in the election of directors and has examined this issue very closely. In order to provide shareholders a more meaningful role in director elections, the Board recommends that the Corporation’s director election vote standard be changed to a majority vote standard in uncontested elections. In contested elections, the Company will continue to apply a plurality standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. A majority vote standard combined with the Corporation’s current post-election resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the Board an important post-election role in determining the continued status of an unelected director.

Implementation of this change requires an amendment to our Restated Articles of Incorporation. The Board of Directors accordingly proposes the approval of the following amendment adding a new Article XII to the Corporation’s Restated Articles of Incorporation:

“In an uncontested election of directors, each director of the Corporation shall be elected by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (a “majority vote”); however, in a contested election, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this provision, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes cast with respect to that director. For purposes of this Article XII, (i) an “uncontested election” is an election in which the number of nominees for director is not greater than the number to be elected, and (ii) a “contested election” is an election in which the number of nominees for director is greater than the number to be elected.

Following any uncontested election, any incumbent director who failed to receive a majority vote shall tender his or her resignation to the Board of Directors. A recommendation on whether or not to accept such resignation offer shall be made by (i) a designated standing committee of the Board of Directors (the “Committee”), or (ii) if each member of the Committee did not receive a majority vote, then the independent directors who did receive a majority vote may appoint a committee from amongst themselves to consider the resignation offer and make a recommendation to the Board of Directors, or (iii) if three or fewer independent directors received a majority vote, then all such directors may participate in the actions regarding the resignation offers and make a recommendation to the Board of Directors. The Board of Directors will act on the recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision.”

Approval of the proposal requires votes “for” by a majority of outstanding shares of CMS Common Stock.

YOUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE PROPOSAL

2010 PROXY STATEMENT INFORMATION

A shareholder who wishes to submit a proposal for consideration at the 2010 annual meeting pursuant to the applicable rules of the SEC must send the proposal to reach our Corporate Secretary on or before December 11, 2009 in order to be considered for inclusion in the Corporation’s proxy materials. In any event, if we have not received written notice of any matter to be proposed at that meeting by February 24, 2010, the holders of the proxies may use their discretionary voting authority on any such matter. The proposals should be addressed to: Corporate Secretary, CMS Energy Corporation, One Energy Plaza, Jackson, Michigan 49201.

APPENDIX A
PERFORMANCE INCENTIVE STOCK PLAN

The CMS Energy Corporation Performance Incentive Stock Plan, first effective February 3, 1988, is hereby set forth as amended and restated effective June 1, 2009.

Article I. Purpose

The CMS Energy Corporation Performance Incentive Stock Plan (hereinafter called the “Plan”) is a Plan to provide incentive compensation to Eligible Persons, based upon such Eligible Persons’ individual contributions to the long-term growth and profitability of the Corporation, and in order to encourage such Eligible Persons to identify with shareholder concerns and their current and continuing interest in the development and financial success of the Corporation. Because it is expected that the efforts of the key employees or Directors selected for participation in the Plan will have a significant impact on the results of the Corporation’s operations in future years, the Plan is intended to assist the Corporation in attracting and retaining as key employees or Directors individuals of superior ability and in motivating their activities on behalf of the Corporation.

Article II. Definitions

2.1 Definitions: When used in the Plan, the following words and phrases shall have the following meanings:

a.	“Affiliate” has the meaning set forth in Rule 12b-2 under the United Sates Securities Exchange Act of 1934, as amended.

b.	“Appreciation Value” means the increase in the value of a Phantom Share awarded to a Participant and as described in Section 8.1.

c.	“Award Period” means the period or periods of time relating to any restrictions imposed by the Committee with respect to Common Stock awarded under Article VII. Such period of time shall extend for a period of at least twelve months from and after the date of the award, provided however, that for shares subject only to time based vesting such period of time shall extend for a period of at least thirty-six months from and after the date of the award.

d.	“Beneficiary” means the beneficiary or beneficiaries designated to receive the amount, if any, payable under the Plan upon the death of a Participant. A beneficiary designation shall not be applicable to grants under Article VI.

e.	“Board” means the Board of Directors of the Corporation.

f.	“Change in Control” means, for individuals who have a written agreement including a change in control provision, whatever meaning was given in such agreement. For other individuals, the phrase shall have the meaning shown on Attachment A.

g.	“Code” means the Internal Revenue Code of 1986, as amended.

h.	“Committee” means the Compensation and Human Resources Committee of the Board, which shall be comprised in such a manner to comply with the requirements, if any, of the New York Stock Exchange or other applicable stock markets, Rule 16b-3 (or any successor rule) under the Securities Exchange Act of 1934, as amended, and Section 162(m) of the Code.

i.	“Common Stock” means the Common Stock of the Corporation as authorized for issuance in its Articles of Incorporation at the time of an award or grant under this Plan.

j.	“Corporation” means CMS Energy Corporation, its successors and assigns, and each of its Subsidiaries, or any of them individually.

k	“Director” means any person who is a member of the Board of Directors of the Corporation or a Subsidiary.

l.	“Eligible Person” means an officer, a key employee or Non-Employee Director. A key employee must at the end of the fiscal year be a regular full-time salaried employee of the Corporation or a Subsidiary.

m.	“Incentive Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an Incentive Stock Option set forth in Section 422 of the Code.

n.	“Non-Employee Director” means a member of the Board of Directors of the Corporation or a Subsidiary who is not currently an employee of the Corporation or a Subsidiary and has not been an employee of the Corporation or a Subsidiary within the preceding 3 years.

o.	“Nonqualified Option” means an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an Incentive Stock Option set forth in Section 422 of the Code.

p.	“Officers Incentive Compensation Plan” means the incentive compensation plan, including any amendments thereto, authorized and approved by the Board to provide incentive compensation to the Officers of the Corporation or a Subsidiary.

q.	“Optionee” means any person to whom an option or right has been granted or who becomes a holder of an option or right under Article VI of the Plan.

r.	“Participant” means a person to whom a grant or award has been made which has not been paid, forfeited, or otherwise terminated or satisfied under the Plan.

s.	“Performance Criteria” are the factors used by the Committee (on an absolute or comparative basis) to establish goals to track business measures such as net earnings; operating earnings or income; earnings growth; net income; cash flow (including operating cash flow, free cash flow, discounted cash flow return on investment, and cash flow in excess of cost of capital); earnings per share; stock price; total shareholder return; absolute and/or relative return on common shareholders equity; return on shareholders equity; return on capital; return on assets; economic value added (income in excess of cost of capital); customer satisfaction; expense reduction; sales; or ratio of operating expenses to operating revenues.

t.	“Performance Unit” means a contractual right granted to a Participant pursuant to Article VIII to receive a designated dollar value equal to the value established by the Committee and subject to such terms and conditions as are set forth in this Plan and the applicable grant.

u.	“Phantom Share” means a contractual right granted to a Participant pursuant to Article VIII to receive an amount equal to the Appreciation Value at such time, and subject to such terms and conditions as are set forth in this Plan and the applicable grant.

v.	“Restricted Common Stock” means Common Stock delivered subject to the restrictions described in Article VII.

w.	“Restrictions” for purposes of Article VII includes any time based and/or performance based conditions on vesting.

x.	“Shareholders” means the shareholders of the Corporation.

y.	“Stock Appreciation Right” shall mean a right to receive the appreciation in value of the optioned shares over the option price.

z.	“Stock Option” means an option to purchase shares of Common Stock at a specified price, granted pursuant to Article VI of this Plan.

aa.	“Subsidiary” means a corporation, domestic or foreign, 50 percent or more of the voting stock of which is owned directly or indirectly by the Corporation.

bb.	“Valuation Date” means the date or dates established by the Committee at the time of grant of Phantom Stock, when the Appreciation Value is determined.

Article III. Effective Date, Duration, Scope and Administration of the Plan

3.1	Effective Date: This Plan shall be effective June 1, 2009, conditioned upon approval of the shareholders of the Corporation, and shall continue until May 31, 2014.

3.2	Administration: The Committee shall have full power and authority to construe, interpret and administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive and binding upon all parties. If any Participant or Optionee objects to any such interpretation or action formally or informally, the expenses of the Committee and its agents and counsel shall be chargeable against any amounts otherwise payable under the Plan to or on account of the Participant or Optionee.

3.3	Indemnification: No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee and each other officer, employee or Director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

Article IV. Participation, Awards and Grants

4.1	Participation: Each year the Committee shall designate as Participants and/or Optionees in the Plan those Eligible Persons who, in the opinion of the Committee, have significantly contributed to the Corporation.

4.2	Awards and Grants: Each year, the Committee may award shares of Common Stock, and/or may grant Phantom Shares, Performance Units, Incentive Options, Stock Options and/or Stock Appreciation Rights to each Eligible Person whom it has designated as an Optionee or Participant for such year. No Incentive Option will be granted to an Eligible Person who is not a full or part-time employee of the Corporation or a subsidiary of the Corporation.

4.3	Awards and Grants to Foreign Nationals: Awards of Common Stock and grants of Stock Options (with or without Stock Appreciation Rights), Phantom Shares or Performance Units may be made, without amending the Plan, to Eligible Persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan or to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, no such supplement or alternative version shall: (a) increase the number of available shares of Common Stock under Section 5.1; or (b) increase the limitations contained in Section 5.3.

Article V. Shares Reserved Under the Plan

5.1	Shares Reserved: There is hereby reserved for award under this Plan 6 million whole shares of Common Stock, less the number of shares awarded, granted or purchased under the provisions of this Plan which have not been forfeited. To the extent permitted by law or the rules and regulations of any stock exchange on which the Common Stock is listed, shares of Common Stock with respect to which payment or exercise is in cash as well as any shares or options which are forfeited may thereafter again be awarded or made subject to grant under the Plan. The number of shares made available for option and sale under Article VI of this Plan plus the number of shares awarded under Article VII of this Plan plus the number of shares awarded or purchased under Article VIII of this Plan will not exceed, at any time, the number of shares of Common Stock reserved pursuant to this Article V.

5.2	Exchange of Shares: If a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any such option and the number of shares reserved for issuance pursuant to the Plan but not yet covered by an option shall be adjusted by adding to each such option or share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of CMS Energy Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation or otherwise, then there shall be substituted for each share of Common Stock reserved for issuance pursuant to the Plan but not yet covered by an option or grant, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 5.2, in the number or kind of outstanding shares of Common Stock of the Corporation or of any stock or other securities into which such Common Stock shall have been changed or for which it shall have been exchanged, then if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind of shares theretofore reserved for issuance pursuant to the Plan but not yet covered by an option or grant, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. No adjustment or substitution provided for in this Section 5.2 shall require the Corporation in any Stock Option agreement to sell a fractional share, and the total substitution or adjustment with respect to each Stock Option agreement shall be limited accordingly.

5.3	Grant Limits: The combined maximum shares awarded or granted for any one Eligible Person for any one year under this Plan, excluding any Performance Units awarded under Section 8.2, will not exceed 500,000 shares of Common Stock. Not more than 10% of the total shares reserved for award under this Plan shall be granted to Non-Employee Directors.

Article VI. Stock Options and Stock Appreciation Rights

6.1	Options: The Committee may from time to time authorize a grant of Stock Options on Common Stock, which may consist in whole or in part of the authorized and unissued Common Stock of the Corporation.

6.2	Optionees: The Committee shall determine and designate from time to time, in its discretion, those Eligible Persons to whom Stock Options and Stock Appreciation Rights are to be granted and who thereby become Optionees under the Plan.

6.3	Allotment of Shares: The Committee shall determine and fix the number of shares of Common Stock subject to options to be offered to each Optionee. In the event of any exchange of shares as described in Section 5.2, any outstanding shares subject to Option and/or Stock Appreciation Rights hereunder shall be also subject to the same substitution or adjustment as provided for in Section 5.2.

6.4	Option Price: The Committee shall establish the option price at the time any option is granted at not less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or Subsidiary, the option price shall not be less than 110% of the fair market value of the stock subject to the Incentive Option on the date such option is granted. In no event shall Options previously granted under this Plan be re-priced by reducing the exercise price thereof, nor shall Options previously granted under this Plan be cancelled and replaced by a subsequent re-grant under this Plan of Options having an exercise price lower than the options so cancelled. Notwithstanding the above, in the event of any exchange of shares as described in Section 5.2, the value of the award shall be preserved in that the option price in each Stock Option agreement for each share covered thereby prior to substitution or adjustment will be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted. If such reorganization, recapitalization, merger or consolidation involves a cash payment or a combination of a cash payment and shares, the Committee shall take such action as in its judgment will effectively preserve the current value, if any, of the Stock Option agreement on the date of the reorganization, recapitalization, merger or consolidation. Any such adjustment with respect to each Stock Option or Stock Appreciation Right shall be consistent with the requirements applicable to exempt stock rights under Section 409A of the Code and applicable regulations. Any adjustment with respect to Incentive Options shall also conform to the requirements of Section 422 of the Code.

6.5	Stock Appreciation Rights: At the discretion of the Committee, any Stock Option granted under this Plan may, at the time of such grant, include a Stock Appreciation Right. A Stock Appreciation Right shall pertain to, and be granted only in conjunction with, a related underlying Stock Option, and shall be exercisable only at the time and to the extent the related underlying Stock Option is exercisable and only if the fair market value of the Common Stock of the Corporation exceeds the Stock Option price in the related underlying Stock Option. An Optionee who is granted a Stock Appreciation Right may elect to surrender the related underlying Stock Option with respect to all or part of the number of shares subject to the related underlying Stock Option and exercise in lieu thereof the Stock Appreciation Right with respect to the number of shares as to which the Stock Option is surrendered.

The exercise of the underlying Stock Option shall terminate the related Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the underlying Stock Option. The exercise of a Stock Appreciation Right shall terminate the related underlying Stock Option to the extent of the number of shares with respect to which the Stock Appreciation Right is exercised. Upon exercise of a Stock Appreciation Right, an Optionee shall be entitled to receive, without payment to the Company (except for applicable withholding taxes), an amount equal to the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Optionee exercises the Stock Appreciation Right, over (ii) the aggregate Stock Option price per share for such number of shares. Such amount may be paid by the Corporation, in cash, Common Stock of the Corporation or any combination thereof.

Notwithstanding the above, the Committee may grant Stock Appreciation Rights that are not in conjunction with a related underlying Stock Option. The basis used in determining any increase in the value of the Common Stock under such Stock Appreciation Right shall be not less than 100% of the fair market value of the Common Stock on the date of grant. To the extent, if any, that the Committee elects to grant such Stock Appreciation

Rights, then the grant shall in all respects conform in writing with all requirements of 409A, including, without limitation, a definite valuation/vesting date for determining the value of the Stock Appreciation Right.

6.6	Granting and Exercise of Stock Options and Stock Appreciation Rights: The granting of Stock Options and Stock Appreciation Rights hereunder shall be effected in accordance with determinations made by the Committee pursuant to the provisions of the Plan, by execution of instruments in writing in form approved by the Committee. Any grants of Stock Options and Stock Appreciation Rights shall be made in accordance with any applicable legal requirements of any Federal or state securities laws and in making determinations of legal requirements the Committee may relay on an opinion of counsel for the Corporation.

Each Stock Option and Stock Appreciation Right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant, subject to the limitation that for each Incentive Option and related Stock Appreciation Right granted, a maximum of $100,000 (based on the price at the date of grant) may be exercised per year, plus any unused carry-over from a previous year(s).

6.7	Payment of Stock Option Price: At the time of the exercise in whole or in part of any Stock Option granted hereunder, payment of the option price in full in cash or in Common Stock of the Corporation shall be made by the Optionee for all shares so purchased. No Optionee shall have any of the rights of a Shareholder of the Corporation under any such Stock Option until the actual issuance of shares to said Optionee, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Section 5.2.

6.8	Nontransferability of Stock Options and Stock Appreciation Rights: No Stock Option or Stock Appreciation Right granted under the Plan to an Optionee shall be transferable by such Optionee otherwise than by will, pursuant to a valid Domestic Relations Order which limits the rights of the alternate payee to those available to the Optionee, or by the laws of descent and distribution except that the Optionee may transfer to an immediate family member or a family trust for estate planning purposes, and such Stock Option and Stock Appreciation Right shall be exercisable, during the lifetime of the Optionee, only by the Optionee or by a member of such Optionee’s immediate family or by the family trust.

6.9	Term of Stock Options and Stock Appreciation Rights: If not sooner terminated, each Stock Option and Stock Appreciation Right granted hereunder shall expire not more than ten years from the date of the granting thereof; provided, that with respect to an Incentive Option and a related Stock Appreciation Right granted to an Optionee who, at the time of the grant, owns (after applying the attribution rules of Section 425(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or Subsidiary, such Incentive Option and Stock Appreciation Right shall expire not more than five years after the date of granting thereof.

6.10	Termination of Employment: If the employment of an Optionee by the Corporation shall be terminated due to either the voluntary resignation of the employee or for cause, any outstanding Stock Option or Stock Appreciation Right granted to such Optionee shall terminate. If the employment of an Optionee shall be terminated due to the Optionee’s death, any Stock Option or Stock Appreciation Right, transferred to a family trust or by will or by the laws of descent and distribution, may be exercised for one year following the date of the Optionee’s death. If the employment of an Optionee shall otherwise terminate such as due to dismissal, a reorganization, retirement from active employment or service with the Corporation after age 55, or the disability of the Optionee, the Optionee may exercise any outstanding Stock Option or Stock Appreciation Right for one year following the date of the termination of employment. In such event, except upon the disability of the Optionee, any outstanding Incentive Option or related Stock Appreciation Right may be exercised for only three months following an Optionee’s termination of employment. Notwithstanding the foregoing, any Stock Option, Incentive Stock Option or Stock Appreciation Right, the exercise of which has been extended pursuant to this Section 6.10, shall immediately terminate upon the Optionee’s acceptance of an offer of employment with a competitor of the Corporation as determined by the Committee in its sole discretion. In no event, however, shall a Stock Option or Stock Appreciation Right be exercisable subsequent to its expiration date and, furthermore, a Stock Option or Stock Appreciation Right may only be exercised after termination of an Optionee’s employment to the extent exercisable on the date of termination of employment.

6.11	Termination of Service: If a Non-Employee Director ceases to be a member of the Board for any reason, the Non-Employee Director may exercise any Option or related Stock Appreciation Right for one year following such termination of service. In no event, however, shall a Stock Option or Stock Appreciation Right be exercisable subsequent to its expiration date and, furthermore, a Stock Option or Stock Appreciation Right may only be exercised after termination of an Optionee’s service to the extent exercisable on the date of termination of service.

6.12	Investment Purpose: Any shares of Common Stock subject to option under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with Federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation.

6.13	Withholding Payments: If upon the exercise of a Nonqualified Option and/or a Stock Appreciation Right or as a result of a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation any amount for income tax withholding, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Optionee or the Optionee shall pay such amount to the Corporation to reimburse it for such income tax withholding.

6.14	Restrictions on Sale of Shares: If, at the time of exercise of any Stock Option or Stock Appreciation Right granted hereunder, the Corporation is precluded by any legal, regulatory or contractual restriction from selling and/or delivering shares pursuant to the terms of such Stock Option or Stock Appreciation Right, the sale and delivery of the shares may be delayed until the restrictions are resolved and only cash may be paid upon exercise of the Stock Appreciation Right. At any time during such delay, the Committee, in its discretion, may permit the Optionee to revoke a Stock Option exercise, in which event any corresponding Stock Appreciation Right shall be reinstated.

Article VII. Restricted Common Stock

7.1	Awards: The Committee may from time to time award Restricted Stock to any Eligible Person it has designated as a Participant for such year. Awards shall be made to Eligible Persons in accordance with such rules as the Committee may prescribe. The Committee may also award Restricted Stock conditioned on the attainment of a performance goal that relates to Shareholder return, measured by Performance Criteria as determined by the Committee as set forth in the award, and subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with Federal and state securities laws. In making determinations of legal requirements the Committee shall rely on an opinion of counsel for the Corporation.

7.2	Restrictions:

a.	Award Period: Any shares of Common Stock awarded or issued under the Plan may be made subject to such other restrictions as the Committee deems advisable, including without limitation provisions to comply with Federal and state securities laws. In making determinations of legal requirements the Committee may rely on an opinion of counsel for the Corporation. Except for any recoupment set forth in Section 10.2, after shares are awarded under the Plan, the Committee may not, at a later date, add additional restrictions or extend the length of the Award Period. Notwithstanding the foregoing, the restrictions shall terminate upon the death of the Participant.

b.	Stock Certificates: Whenever shares of Common Stock are awarded to a Participant, such shares shall be outstanding, and stock certificates shall be issued in the name of the Participant, which certificates may bear a legend stating that the shares are issued subject to the restrictions set forth in the Plan. All certificates issued for shares of Common Stock awarded under the Plan shall be deposited for the benefit of the Participant with the Secretary of the Corporation as custodian until such time as the shares are vested and transferable.

c.	Voting Rights: A Participant who is awarded shares of Common Stock under the Plan shall have full voting rights on such shares, whether or not the shares are vested or transferable.

d.	Dividend Rights: Shares of Common Stock awarded to a Participant under the Plan, whether or not vested or transferable, may have full dividend rights as determined by the Committee. However, if shares or securities are issued as a result of a merger, consolidation or similar event, such shares shall be issued in the same manner, and subject to the same deposit requirements, vesting provisions and transferability restrictions as the shares of Common Stock which have been awarded.

e.	Delivery: Deliveries of Restricted Common Stock by the Corporation may consist in whole or in part of the authorized and unissued Common Stock of the Corporation (at such time or times and in such manner as it may determine). The Restricted Common Stock shall be paid and delivered as soon as practicable after the Award Period in accordance with Section 7.3.

f.	Transferability: The shares may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of by the Participant until their release. However, nothing herein shall preclude a Participant from making a gift of any shares of Restricted Common Stock to a spouse, child, stepchild, grandchild, parent or sibling, or legal dependent of the Participant or to a trust of which the beneficiary or beneficiaries of the corpus and the income shall be either such a person or the Participant; provided that, the Restricted Common Stock so given shall remain subject to the restrictions, obligations and conditions described in this Article VII.

g.	Vesting: If a Participant has received an award pursuant to the provisions of the Plan, is employed by the Corporation or remains a Non-Employee Director at the end of the Award Period and, for shares with performance based restrictions, the performance goals have been met, then the Participant shall be fully vested, at the end of the Award Period, in the shares of Common Stock awarded to the Participant for that Award Period.

h.	Termination of Employment or Service: If the employment of an employee Participant or the service of a Non-Employee Director terminates prior to the last day of an Award Period for any reason other than the Participant’s death, retirement of a Participant from active employment or service with the Corporation after age 55 (“Retirement”), or disability of a Participant., all rights to any shares of Restricted Common Stock held in a deposit account with respect to such award, including any additional shares issued with respect to such shares as described in subsection 7.2d above shall be forfeited to the Corporation. However, the Committee may, if the Committee determines that circumstances warrant such action, vest all or a portion of such outstanding awards and approve the immediate distribution of all vested Common Stock that would otherwise be forfeited. Alternatively, the Committee may, if the Committee determines that circumstances warrant such action, instruct that such shares of Restricted Common Stock shall continue to be held by the Corporation in a deposit account until some or all restrictions have been satisfied or the shares are forfeited for failure to satisfy such restrictions.

i.	Exchange of Shares: In the event the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities as set forth in Section 5.2 then there shall be substituted for each share of stock awarded pursuant to this Article VII the number and kind of shares of stock or other securities into which each outstanding share Common Stock shall be so changed or for which each such share shall be exchanged. In the event the Common Stock shall be exchanged for a cash payment, in whole or in part, whether through reorganization, recapitalization, merger or consolidation or otherwise, then any shares awarded pursuant to this Article VII shall also be exchanged for a similar cash and/or stock payment. At the time of any such change or exchange, whether for stock or for cash or a combination of stock and cash, any restrictions, other than time based vesting, shall be removed and such stock and/or cash as substituted for the shares awarded to the Participant shall continue to be considered an award of shares of Restricted Common Stock under this Plan. Nothing in this provision permits or requires the Corporation to sell a fractional share. Any such exchange for cash will be structured in such a manner as to be exempt from Section 409A or alternatively, to comply with Section 409A.

7.3	Distribution of Restricted Common Stock:

a.	Distribution After Award Period: Except as otherwise provided, distribution of vested awards of Common Stock shall be made as soon as practicable after the last day of the applicable Award Period in the form of full shares of Common Stock, with fractional shares, if any, being awarded in cash.

b.	Distribution After Death of Participant: Upon the death of the Participant, either before or after retirement, any shares of Restricted Common Stock then held shall, subject to this Article VII, be delivered within a reasonable time under the circumstances to Participant’s Beneficiary or, in the absence of an appropriate Beneficiary designation to the Participant’s estate, in such one or more installments as the Committee may then determine. The designation of a Beneficiary shall be made in writing on a form prescribed by and filed with the Committee prior to the Participant’s death. If the Committee is in doubt as to the right of any person to receive such amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and the Corporation therefor.

c.	Distribution After Retirement or Disability: Upon termination of a Participant due to Retirement or disability, any shares awarded not less than 12 months prior to termination shall continue to be held by the Corporation in a deposit account until any performance restrictions have been satisfied or the shares are forfeited for failure to satisfy such performance restrictions. The Committee may, at its discretion and in exceptional circumstances, waive the requirement that the shares be awarded not less than 12 months prior to such termination. If such outstanding shares awarded to the Participant are subject only to time based vesting and not to any additional performance criteria, then such shares shall be delivered to the Participant as soon as practicable after such termination. Notwithstanding the above, if an employee Participant accepts an offer of employment with a competitor of the Corporation as determined by the Committee in its sole discretion, all shares that have not been distributed as of that date shall terminate and be forfeited by the Participant.

7.4	Transferability: Subject to the provision of this Article VII, shares of Common Stock awarded to a Participant will become freely transferable by the Participant only at the end of the Award Period established with respect to such shares.

7.5	Distribution to Person Other Than Employee: If the Committee shall find that any person to whom any award is payable under this Article VII of the Plan is unable to care for such person’s affairs because of illness or accident, or is a minor, or has died, then any payment due Participant or Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Committee so directs the Corporation, be paid to Participant’s spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Corporation therefor.

7.6	Deferred Compensation: Restricted Common Stock for employee Participants is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated personnel.

7.7	Forfeiture of Voting Rights: A forfeiture of shares of Common Stock pursuant to subsection 7.2h of the Plan shall effect a complete forfeiture of voting rights, dividend rights and all other rights relating to the award or grant as of the date of forfeiture.

7.8	Taxes: Each distribution of Common Stock under this Article VII of the Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, the Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements.

Article VIII. Phantom Shares and Performance Units.

8.1 Phantom Shares:

a.	Grants of Phantom Shares: The Committee may from time to time grant Phantom Shares, the value of which is determined by reference to a share of Common Stock on terms and conditions as the Committee, in its discretion, may from time to time determine. Each grant of Phantom Shares shall specify the number of Phantom Shares granted, the initial value of such Phantom shares which shall not be less than 100% of the Fair Market Value of the Common Stock as of the date of grant, the Valuation Dates, the number of Phantom Shares whose Appreciation Value shall be determined on each such Valuation Date, any applicable vesting schedule for such Phantom Shares, and any applicable limitation on payment for such Phantom Shares. In the event of any exchange of shares as described in Section 5.2, any outstanding Phantom Shares shall be also subject to the same substitution or adjustment as provided for in Section 5.2.

b. Appreciation Value:

(i)	Valuation Dates; Measurement of Appreciation Value: The Committee shall provide for one or more Valuation Dates on which the Appreciation Value of the Phantom Shares granted shall be measured and fixed, and shall designate the number of such Phantom Shares whose Appreciation Value is to be calculated on each such Valuation Date.

(ii)	Payment of Appreciation Value: Except as otherwise provided in this Section 8.1, the Appreciation Value of a Phantom Share shall be paid to a Participant in cash in a lump sum as soon as practicable following the Valuation Date applicable to such Phantom Share. The Committee may in its discretion, establish and set forth a maximum dollar amount payable under the Plan for each Phantom Share granted.

(iii)	Vesting: The Committee may, in its discretion, provide that Phantom Shares shall vest (subject to such terms and conditions as the Committee may provide in the award) over such period of time, from the date of grant, as may be specified in a vesting schedule contained in the grant.

(iv)	Termination: In the event of termination of employment of an employee Participant or termination of service of a Non-Employee Director prior to one or more Valuation Dates, unless the Committee in its discretion determines otherwise, the Appreciation Value for any Phantom Share to which the Participant’s Rights are vested, shall be the lesser of the Appreciation Value as of the termination date or the Appreciation Value of such Phantom Share calculated as of the originally scheduled Valuation Date applicable thereto in accordance with Section 8.1(b)(i). Except as otherwise provided in the grant agreement, the Appreciation Value so determined for each such vested outstanding Phantom Share shall then be payable to the Participant or the Participant’s Beneficiary or estate following the originally scheduled Valuation Date applicable thereto in accordance with Section 8.1(b)(ii). Upon a termination as described in this Section 8.1(b)(iv), all rights with respect to Phantom Shares that are not vested as of such date will be relinquished.

8.2	Performance Units: The Committee may, in its discretion, grant Performance Units to Eligible Persons. Each Performance Unit will have an initial value that is established by the Committee at the time of grant and credited to a bookkeeping account established for the Participant, but no Participant shall be granted Performance Units during any one fiscal year with an initial value in excess of $2.5 million. The Committee will set performance periods and objectives and other terms and conditions of the grant based upon Performance Criteria as determined by the Committee that, depending upon the extent to which they are met, will determine the value of Performance Units that will be paid out to the Participant. The Committee may pay earned Performance Units in cash, Common Stock or a combination thereof.

Unless otherwise set forth in the grant, in the event the employment of an employee Participant is terminated during a performance period due to death, disability or retirement under the provisions of the Pension Plan after age 55 the Participant or the Participant’s beneficiary will receive a prorated payout of Performance Units. In the event the employment is terminated for any other reason, then all Performance Units will be forfeited. If the service of a Non-Employee Director is terminated during a performance period, the Participant will receive a prorated payout of Performance Units. Notwithstanding the above, no payouts will be made to the extent that objectives other than the duration of the performance period have not been met except to the extent that the Committee in its discretion decides to waive any such other achievement or objectives.

8.3	Grant Term: The terms of any award granted under this Article VIII shall be set forth in a separate grant agreement. Any such award either shall be structured in such a manner as to be exempt from the requirements of Code Section 409A or shall be structured to meet the requirements of such provision. Any such grants shall be made in accordance with any applicable legal requirements of any Federal or state securities laws and in making determinations of legal requirements the Committee may relay on an opinion of counsel for the Corporation.

8.4	Taxes: Each payment under this Article VIII of the Plan shall be made subject to such federal, state and local tax withholding requirements as apply on the distribution date. For this purpose, if a payout is made under Section 8.2 in Common Stock, the Committee may provide for the withholding of shares of Common Stock or allow a Participant to pay to the Corporation funds sufficient to satisfy such withholding requirements.

Article IX. Amendment, Duration and Termination of the Plan

9.1	Duration of Plan: No grants or awards may be made under this Plan after May 31, 2014. Any grant or award effective on or prior to May 31, 2014 will continue to vest and otherwise be effective after the expiration of this Plan in accordance with the terms and conditions of this Plan as well as any requirements set forth in the grant or award.

9.2	Right To Amend, Suspend or Terminate Plan: Except as provided in Section 9.5 below, the Board reserves the right at any time to amend, suspend or terminate the Plan in whole or in part and for any reason and without the consent of any Optionee, Participant or Beneficiary; provided, that no such amendment shall:

a.	Change the Stock Option price or adversely affect any Stock Option or Stock Appreciation Right outstanding under the Plan on the effective date of such amendment or termination, or

b.	Adversely affect any award or grant then in effect or rights to receive any amount to which Participants or Beneficiaries have become entitled prior to such amendment, or

c.	Unless approved by the Shareholders of CMS Energy Corporation, increase the aggregate number of shares of Common Stock reserved for award or grant under the Plan, change the group of Eligible Persons under the Plan or materially increase benefits to Eligible Persons under the Plan.

9.3	Periodic Review of Plan: In order to assure the continued realization of the purposes of the Plan, the Committee shall periodically review the Plan, and the Committee may suggest amendments to the Board as it may deem appropriate.

9.4	Amendments May Be Retroactive: Subject to Section 9.1 and 9.2 above, any amendment, modification, suspension or termination of any provisions of the Plan may be made retroactively.

9.5	Change in Control Under an Agreement: Notwithstanding any other provisions in the Plan, in the event of a Change in Control as defined under any written employment contract or agreement between the Corporation or a subsidiary and an Officer of the Corporation or a subsidiary, awards of Common Stock granted under this Plan, as well as grants of any Performance Units and the Appreciation Value of Phantom Shares, shall vest to the extent, if any, provided for in the written employment agreement or contract or in such separate contractual arrangement relating to such an award or grant as may exist from time to time. Notwithstanding any other provisions of the Plan, the provisions of this Section 9.5 may not be amended after the date a Change in Control occurs.

9.6	Change in Control Without an Agreement: Except as otherwise may be provided by the Committee, in the event of a change in control, a Participant not covered by a written employment contract or agreement containing a change in control provision will have any portion of an Award based on absolute total shareholder return vest (for purposes of the performance-based restriction) at the target, and continue to be subject to time based restrictions. The portion of any Award based on relative total shareholder return will vest (for purposes of the performance-based restriction) on a pro rata basis to the change in control date using the target number of shares as the basis for the pro ration and continue to be subject to time based restrictions.

Article X. General Provisions

10.1	Rights to Continued Employment, Award or Option: Nothing contained in the Plan or in any grant or award under this Plan shall give any employee the right to be retained in the employment of the Corporation or affect the right of the Corporation to terminate the employee’s employment at any time. The adoption of the Plan shall not constitute a contract between the Corporation and any employee. No Eligible Person who is an employee shall receive any right to be granted an option, right or award hereunder nor shall any such option, right or award be considered as compensation under any employee benefit plan of the Corporation.

10.2 Clawback:

a.	If, due to a restatement of CMS Energy Corporation’s or an Affiliate’s publicly disclosed financial statements or otherwise, an Eligible Person is subject to an obligation to make a repayment or return of benefits to CMS Energy Corporation or an Affiliate pursuant to a clawback provision contained in this Plan, a supplemental executive retirement plan, a bonus plan, or any other benefit plan (a “benefit plan clawback provision”) of the Corporation, it shall be a precondition to the vesting of any unvested award under this Plan, that the Eligible Person fully repay or return to the Corporation any amounts owing under such benefit plan clawback provision. Any and all awards under this Plan are further subject to any provision of law which may require the Eligible Person to forfeit or return any benefits provided hereunder, in the event of a restatement of the Corporation’s publicly disclosed accounting statements or other illegal act, whether required by Section 304 of the Sarbanes-Oxley Act of 2002, federal securities law (including any rule or regulation promulgated by the Securities and Exchange Commission), any state law, or any rule or regulation promulgated by the applicable listing exchange or system on which the Corporation lists its traded shares.

b.	To the degree any benefits hereunder are not otherwise forfeitable pursuant to the preceding sentences of this Section 10.2, the Board or Committee may require the Eligible Person to return to the Corporation any amounts granted, awarded or paid under this Plan, or may determine that all or any portion of a grant shall not vest, if:

(1)	the grant of such compensation or the vesting of such compensation, or profit realized on the exercise or sale of securities obtained pursuant to the Plan, was predicated upon achieving certain financial results which were subsequently the subject of a substantial accounting restatement of the Corporation’s financial statements filed under the securities laws (a “financial restatement”),

(2)	a lower grant, a lower vesting result, or a lower profit on the exercise or sale of securities obtained pursuant to the Plan (“reduced financial results”), would have occurred based upon the financial restatement, and

(3)	in the reasonable opinion of the Board or the Committee, the circumstances of the financial restatement justify such a modification of the award or its vesting. Such circumstances may include, but are not limited to, whether the financial restatement was caused by misconduct, whether the financial restatement affected more than one period and the reduced financial results in one period were offset by increased financial results in another period, the timing of the financial restatement or any required repayment, and other relevant factors.

Unless otherwise required by law, the provisions of this Subsection b. relating to the return of previously vested Plan benefits shall not apply unless a claim is made therefore by the Corporation within three years of the vesting of such benefits.

c.	The Committee shall also have the discretion to require a clawback in the event of a mistake or accounting error in the calculation of a benefit or an award that results in a benefit to an eligible individual to which he/she was not otherwise entitled. The rights set forth in this Plan concerning the right of the Corporation to a clawback are in addition to any other rights to recovery or damages available at law or equity and are not a limitation of such rights.

10.3	Governing Law: The provisions of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Michigan.

IN WITNESS WHEREOF, execution is hereby effected.

ATTEST:	CMS ENERGY CORPORATION

By:
Secretary	Chief Executive Officer

Attachment A

“Change in Control” means a change in control of CMS Energy Corporation, and shall be deemed to have occurred upon the first to occur of any of the following events:

(a)	Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMS Energy Corporation (not including securities beneficially owned by such Person any securities acquired directly from CMS Energy Corporation or its Affiliates) representing twenty-five percent (25%) or more of the combined voting power of CMS Energy Corporation’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or

(b)	The following individuals cease for any reason to constitute a majority of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of CMS Energy Corporation) whose appointment or election by the Board or nomination for election by CMS Energy Corporation’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(c)	The consummation of a merger or consolidation of CMS Energy Corporation or any direct or indirect subsidiary of CMS Energy Corporation with any other corporation or other entity, other than: (i) any such merger or consolidation which involves either CMS Energy Corporation or any such subsidiary and would result in the voting securities of CMS Energy Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of CMS Energy Corporation or its Affiliates, at least sixty percent (60%) of the combined voting power of the voting securities of CMS Energy Corporation or the surviving entity or any parent thereof outstanding immediately after such merger or consolidation and immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of CMS Energy Corporation, the entity surviving such merger or consolidation or, if CMS Energy Corporation or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or (ii) a merger or consolidation effected to implement a recapitalization of CMS Energy Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of CMS Energy Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from CMS Energy Corporation or its Affiliates) representing twenty-five percent (25%) or more of the combined voting power of CMS Energy Corporation’s then outstanding securities; or

(d)	Either (1) the stockholders of CMS Energy Corporation approve a plan of complete liquidation or dissolution of CMS Energy Corporation, or (2) there is consummated an agreement for the sale, transfer or disposition by CMS Energy Corporation of all or substantially all of CMS Energy Corporation’s assets (or any transaction having a similar effect). For purposes of clause (d)(2), (i) the sale, transfer or disposition of a majority of the shares of common stock of Consumers Energy Company shall constitute a sale, transfer or disposition of substantially all of the assets of CMS Energy Corporation and (ii) the sale, transfer or disposition of subsidiaries or affiliates of CMS Energy Corporation, singly or in combinations, or their assets, only qualifies as a Change in Control if it satisfies the substantiality test contained in that clause and the Board of CMS Energy Corporation’s determination in that regard is final. In addition, for purposes of clause (d)(2), the sale, transfer or disposition of assets has to be in a transaction or series of transactions closing within six months after the closing of the first transaction in the series, other than with an entity in which at least 60% of the combined voting power of the voting securities is owned by stockholders of CMS Energy Corporation in substantially the same proportions as their ownership of CMS Energy Corporation immediately prior to such transaction or transactions and immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold, transferred or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing clauses (a), (c) and (d), a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions closing within six months after the closing of the first transaction in the series immediately following which the record holders of the common stock of CMS Energy Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of CMS Energy Corporation immediately following such transaction or series of transactions.

COMMON STOCK PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
The undersigned appoints KENNETH WHIPPLE, DAVID W. JOOS and CATHERINE M. REYNOLDS, and each of them, proxies with full power of substitution, to vote on behalf of the undersigned at the annual meeting of shareholders of CMS Energy Corporation to be held at the Corporate Headquarters located at One Energy Plaza, Jackson, Michigan, at 9:00 AM Eastern Daylight Saving Time on May 22, 2009 and at the adjournment(s) thereof. Said proxies, and each of them present and acting at the meeting, may vote upon the matters set forth on the reverse side hereof and with discretionary authority on all other matters that come before the meeting, all as more fully set forth in the Proxy Statement received by the undersigned. The shares represented hereby will be voted on the proposals as specified. IF THIS PROXY IS RETURNED SIGNED BUT NOT COMPLETED, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL ITEMS.
IF YOU CANNOT VOTE BY TOUCH TONE PHONE OR INTERNET, PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE. THANK YOU FOR YOUR PROMPT RESPONSE.

Please Fold and Detach Proxy Card at Perforation
(After you vote by phone or Internet, PLEASE THROW AWAY THE CARD ABOVE.)
Thank you for being a CMS Energy shareholder.
Please take a moment now to vote your shares for the upcoming annual shareholders’ meeting.
Your Vote is Important!
You can vote in one of three ways:

OPTION 1:	Vote by telephone: Call toll free 1-888-297-9641 using a touch tone phone 24 hours a day, 7 days per week. Have your attached proxy card at hand when you call and then follow the instructions. If you wish to vote as recommended by the Board of Directors, simply press 1. That’s all there is to it ... End of call. If you do not wish to vote as the Board recommends, you need only respond to a few simple prompts.

There is no charge for this call.

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For Touch Tone Telephone: 1-888-297-9641
Internet Voting: www.proxyvoting.com/cms

(Your telephone or Internet vote authorizes the voting of your shares in the same manner as if you had marked, signed and returned your proxy card.)

OPTION 2:	Vote via the Internet: www.proxyvoting.com/cms and respond to a few simple prompts.
THANK YOU FOR VOTING BY TELEPHONE OR INTERNET AND SAVING COSTS!

OPTION 3:	If you do not have access to a touch tone phone or to the Internet, please complete and return the proxy card above.

PLEASE VOTE BY TOUCH TONE TELEPHONE OR INTERNET IF POSSIBLE TO MINIMIZE COSTS.
☐	TO VOTE AS RECOMMENDED by the Board of Directors on all items, PLEASE MARK THIS BOX, SIGN, DATE AND RETURN THIS PROXY.
(No additional boxes need to be marked. If additional boxes are marked, this box will take precedence.)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 5, 4 AND 5.

(1) ELECTION OF DIRECTORS	☐ FOR all nominees listed below (except as indicated below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below
(01) Merribel S. Ayres, (02) Jon E. Barfield, (03) Richard M. Gabrys, (04) David W. Joos,

(05) Philip R. Lochner, Jr., (06) Michael T. Monahan, (07) Joseph F. Paquette, Jr.,

(08) Percy A. Pierre, (09) Kenneth L. Way, (10) Kenneth Whipple, and (11) John B. Yasinsky.

( Instruction: To withhold authority to vote for an individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
(2)	Ratification of independent registered public accounting firm (PricewaterhouseCoopers LLP).	☐	☐	☐

(3)	Proposal to amend Performance Incentive Stock Plan.	☐	☐	☐

(4)	Proposal to approve performance measures in Bonus Plan.	☐	☐	☐

(5)	Proposal to amend Articles of Incorporation.	☐	☐	☐

INTERNET ACCESS: I would prefer to access

☐	annual reports and proxy statements on the internet. (No paper copies. You do not need to provide an E-mail address.)

☐	ANNUAL REPORTS: I receive more than one CMS annual report. Please do not send annual reports for this account in the future.
IF YOU CANNOT VOTE BY TOUCH TONE PHONE OR INTERNET, PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE. No postage is needed if mailed in the United States.

Signed

Dated	, 2009